U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

BEYOND WELLNESS INTERNATIONAL, INC.
(Exact name of issuer as specified in its charter)

Nevada
(State of other jurisdiction of incorporation or organization)

303 East 4th Street, Los Angeles, CA 90013
323-994-1180
(Address, including zip code, and telephone number,
including area code of issuer’s principal executive office)

PETER BERKMAN, ESQ,
Law Offices of Peter Berkman PLLC
18865 State Road 54, #110
Lutz, FL 33558
(813) 600-2971
peter@peterberkmanlaw.com
(Name, address, including zip code, and telephone number
including area code, of agent for service)

2833	82-3411014
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Preliminary Offering Circular is following the S-1 Disclosure Format described in Part II of Form 1-A.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE INFORMATION IN THIS PRELIMINARY OFFERING CIRCULAR IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE OFFERING STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MARCH 5, 2020.

PART II – PRELIMINARY OFFERING CIRCULAR - FORM 1-A: TIER 2

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

BEYOND WELLNESS INTERNATIONAL, INC.

20,000 UNITS AT $300.00 PER UNIT
EACH UNIT CONSISTS OF ONE HUNDRED (100) SHARES OF COMMON STOCK, $0.0001 PAR VALUE
AND ONE HUNDRED (100) SERIES “B” COMMON STOCK PURCHASE WARRANTS
EXERCISABLE AT $4.00 PER SHARE

Minimum Investment: One Unit ($300.00)
Maximum Offering: $6,000,000.00

The Company is hereby providing the information and disclosure format required by Part I of Form S-1 (17 9 CFR 239.18) pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A, and is following the requirements for a smaller reporting company as it meets the definition of that term in Rule 405 (17 CFR 230.405).

AN OFFERING STATEMENT PURSUANT TO REGULATION “A” RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PLEASE REVIEW ALL RISK FACTORS ON PAGE 8 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

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Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Minimum Investment	$300.00	30.00	$270.00	None
Maximum Offering	$6,000,000.00	600,000.00	$5,400,000	None
_______________
(1)	The Company currently has not enlisted the services of a broker-dealer or underwriter, but may at some time in the future. See “PLAN OF DISTRIBUTION.”

(2)
Does not reflect payment of expenses of this Offering, which are estimated to not exceed $100,000 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue sky compliance, technology providers, and actual out-of-pocket expenses incurred by the Company selling the Shares. If the company engages the services of broker-dealers in connection with the Offering, their commissions will be an additional expense of the Offering. See the “Plan of Distribution” for details regarding the compensation payable in connection with this Offering. This amount represents the proceeds of the Offering to the Company, which will be used as set out in “USE OF PROCEEDS TO COMPANY.”

(3)	There are no finder’s fees or other fees being paid to third parties from the proceeds, other than those disclosed below. See "PLAN OF DISTRIBUTION."

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This Offering (the “Offering”) consists of 20,000 Units (the “Units” or individually, each a “Unit”) that are being offered on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. Each Unit consists of one hundred (100) Shares of Common Stock (the “Shares”) and one hundred (100) Class “B” Common Stock Purchase Warrants (the “Class B Warrants”). The Units are being sold by Beyond Wellness International, Inc., a Nevada Corporation (“BWI” or the “Company”). There are 20,000 Units being offered at a price of $3.00 per Unit with a minimum purchase of One (1) Unit per investor. The Units are being offered on a best efforts basis directly by the Company. The maximum aggregate amount of the Units offered is $6,000,000.00 (the “Maximum Offering”). There is no minimum number of Units that needs to be sold in order for funds to be released to the Company and for this Offering to close.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 Offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The Offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) unless sooner terminated by the Company. Funds shall be deposited in an Escrow Account maintained by the Company’s Escrow Agent. Funds will be promptly refunded, without interest, for sales that are not consummated. All funds received shall be held only in a non-interest bearing bank account. Upon each closing under the terms as set out in this Offering Circular, funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “USE OF PROCEEDS TO COMPANY” in this Offering Circular. This Offering may remain open for a twelve (12) month period but may extend past the Closing Date at the discretion of the Company and in accordance with the rules and provisions of Regulation A promulgated under the “Jumpstart Our Business Startups Act” (the JOBS Act).

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.
_____________________________________

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.
_____________________________________

BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THIS INVESTMENT.

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NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED "BLUE SKY" LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

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Forward Looking Statement Disclosure

This Form 1-A Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "plan," "intend," "believe," "may," "should," "can have," "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. Any forward-looking statement made by the Company in this Form 1-A Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are Offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. The Company will provide the opportunity to ask questions of and receive answers from the Company's management concerning terms and conditions of the Offering, the Company or any other relevant matters and any additional reasonable information to any prospective investor prior to the consummation of the sale of the Shares. This Form 1-A and Offering Circular do not purport to contain all of the information that may be required to evaluate the Offering and any recipient hereof should conduct its own independent analysis. The statements of the Company contained herein are based on information believed to be reliable. No warranty can be made as to the accuracy of such information or that circumstances have not changed since the date of this Form 1-A and Offering Circular. The Company does not expect to update or otherwise revise this Form 1-A, Offering Circular or other materials supplied herewith. The delivery of this Form 1-A and Offering Circular at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Form 1-A and Offering Circular. This Form 1-A and Offering Circular are submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

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EXEMPTIONS UNDER JUMPSTART OUR BUSINESS STARTUPS ACT

We are an emerging growth company. An emerging growth company is one that had total annual gross revenues of less than $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) during its most recently completed fiscal year. We would lose our emerging growth status if we were to exceed $1,000,000,000 in gross revenues. We are not sure this will ever take place.

Because we are an emerging growth company, we have the exemption from Section 404(b) of Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Under Section 404(b), we are now exempt from the internal control assessment required by subsection (a) that requires each independent auditor that prepares or issues the audit report for the issuer shall attest to, and report on, the assessment made by the management of the issuer. We are also not required to receive a separate resolution regarding either executive compensation or for any golden parachutes for our executives so long as we continue to operate as an emerging growth company.

We hereby elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

We will lose our status as an emerging growth company in the following circumstances:

•	The end of the fiscal year in which our annual revenues exceed $1.0 billion.

•	The end of the fiscal year in which the fifth anniversary of our IPO occurred.

•	The date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt.

•	The date on which we qualify as a large accelerated filer.

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OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full Offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Type of Stock Offering:	Units consisting of 100 Shares of Common Stock and 100 Class “B” Common Stock Purchase Warrants

Price Per Unit:	$300.00

Minimum Investment:	$300.00 per investor (One Unit)

Maximum Offering:	$6,000,000.00. The Company will not accept investments greater than the Maximum Offering amount.

Maximum Shares Offered:	2,000,000 Shares of Common Stock ($0.0001 par value) (20,000 Units)

Maximum Warrants Offered:	2,000,000 Class “B” Common Stock Purchase Warrants, exercisable at $4.00 per Share for a period which expires on December 31, 2022.

Use of Proceeds:	See the description in section entitled “USE OF PROCEEDS TO COMPANY” on page 35 herein.

Voting Rights:	The Shares of Common Stock have voting rights.

Length of Offering:	Shares will be offered on a continuous basis until either (1) the maximum number of Shares are sold; or (2) if the Company in its sole discretion withdraws this Offering.

Implicit Valuation:	The implicit valuation of the Company’s outstanding shares is calculated by multiplying the number of shares currently outstanding by the Offering price per share.

Shares Outstanding:	As of January 31, 2020, the Company had 23,589,000 Shares of Common Stock issued and outstanding.

Warrants Outstanding:
As of January 31, 2020, the Company had 3,100,000 Class “A” Common Stock Purchase Warrants issued and outstanding, each exercisable at $1.00 per Share; 668,000 Class “B” Common Stock Purchase Warrants, each exercisable at $4.00 per Share; 668,000 Class “C” Common Stock Purchase Warrants, each exercisable at $5.00 per Share; and 668,000 Class “D” Common Stock Purchase Warrants, each exercisable at $6.00 per Share. All of the Warrants expire on December 31, 2022.

Proposed Listing:
Our common stock is not listed for trading on any exchange or automated quotation system. We intend, upon qualification, to engage a market maker to apply for quotation on the OTC Market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), nor can there be any assurance that such an application for quotation will be approved.

The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors. Funds tendered by investors will be kept in an account in the Company’s name and will be immediately available to the Company. Once a subscription agreement is accepted by the Company, funds are non-refundable. The Company plans to begin sales immediately after this Preliminary Offering Circular has been qualified by the Securities and Exchange Commission (the “SEC”). The net proceeds of the Offering will be the gross proceeds of the Shares sold minus the expenses of the Offering. We are not listed on any trading market or stock exchange, and our ability to list our stock in the future is uncertain. Investors should not assume that the Offered Shares will be listed. A public trading market for the Shares may not develop.

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RISK FACTORS

The purchase of the Company’s securities involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may vary materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may vary from the Company’s current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

Risks Relating to the Company and Its Business

The Company Has Limited Operating History

The Company has a limited operating history and there can be no assurance that the Company's proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment. There is no guarantee that it will ever realize any significant operating revenues or that its operations will ever be profitable.

The Company Is Dependent Upon Its Management, Founders, Key Personnel and Consultants to Execute the Business Plan, And Many Of Them Will Have Concurrent Responsibilities At Other Companies

The Company's success is heavily dependent upon the continued active participation of the Company's current executive officers as well as other key personnel and consultants. Many of them will have concurrent responsibilities at other entities. Some of the advisors, scientists, consultants and others to whom the Company’s ultimate success may be reliant have not signed contracts with the Company and may not ever do so. Loss of the services of one or more of these individuals could have a material adverse effect upon the Company's business, financial condition or results of operations. Further, the Company's success and achievement of the Company's growth plans depend on the Company's ability to recruit, hire, train and retain other highly qualified scientific, technical and managerial personnel. Competition for qualified employees and consultants among companies in the applicable industries is intense, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees and consultants required for the initiation and expansion of the Company's activities, could have a materially adverse effect on it. The inability to attract and retain the necessary personnel, consultants and advisors could have a material adverse effect on the Company's business, financial condition or results of operations.

Although Dependent Upon Certain Key Personnel, The Company Does Not Have Any Key Man Life Insurance Policies On Any Such People At The Time Of This Offering.

The Company is dependent upon management in order to conduct its operations and execute its business plan, however, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of these key personnel, management or founders die or become disabled, the Company will not receive any compensation that would assist with such person's absence. The loss of such person could negatively affect the Company and its operations.

The Company Is Or Will Be Subject To Income Taxes As Well As Non-Income Based Taxes, Such As Payroll, Sales, Use, Value-Added, Net Worth, Property And Goods And Services Taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although the Company believes that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which determination is made.

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The Company Is Not Subject To Certain Sarbanes-Oxley Regulations And Lack The Financial Controls And Safeguards Required Of Public Companies.

The Company does not have the internal infrastructure necessary, and is not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. The Company expects to incur additional expenses and diversion of management's time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

The Company Has Engaged In Certain Transactions With Related Persons.

Please see the section of this Offering Circular entitled “Interest of Management and Others in Certain Related-Party Transactions and Agreements”.

Changes In Laws Or Regulations Could Harm The Company’s Performance.

Various federal and state laws, including labor laws, govern the Company’s relationship with our employees and affect operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers' compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

The Company’s Bank Accounts Will Not Be Fully Insured.

The Company’s regular bank accounts for this Offering each have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of Company’s banks should fail, the Company may not be able to recover all amounts deposited in these bank accounts.

The Company’s Business Plan Is Speculative

The Company’s present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits

The Company Faces Significant Competition in the United States and Elsewhere

The Company will face significant competition in the United States and elsewhere (please see the sub- section entitled “Competition” below in this Offering Circular.)

The Company Will Likely Incur Debt

The Company will likely incur debt (including secured debt) in the future and in the continuing operations of its business. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

The Company’s Expenses Could Increase Without a Corresponding Increase in Revenues

The Company’s operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on the Company’s financial results and on your investment. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, (5) increases in borrowing costs, and (6) unexpected increases in costs of supplies, goods, materials, construction, equipment or distribution.

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An Inability to Maintain and Enhance Product Image Could Affect Your Investment

It is important that the Company maintains and enhances the image of any new products. The image and reputation of the Company’s products may be impacted for various reasons including, but not limited to, bad publicity, litigation, and complaints from regulatory bodies. Such problems, even when unsubstantiated, could be harmful to the Company’s image and the reputation of its products. These claims may not be covered by the Company’s insurance policies. Any resulting litigation could be costly for the Company, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on the Company’s business, results of operations, and financial condition. Any negative publicity generated could damage the Company’s reputation and diminish the value of the Company’s brand, which could have a material adverse effect on the Company’s business, results of operations, and financial condition, as well as your investment. Deterioration in the Company’s brand equity (brand image, reputation and product quality) may have a material adverse effect on its financial results as well as your investment.

If We Are Unable To Effectively Protect Our Intellectual Property, It May Impair Our Ability To Compete

Our success will depend on our ability to obtain and maintain meaningful intellectual property protection for any such intellectual property. The names and/or logos of Company brands may be challenged by holders of trademarks who file opposition notices, or otherwise contest, trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Our business depends on proprietary technology that may be infringed. Some or all of our products depend or will depend on our proprietary technology for their success. We rely on a combination of trade secrets, copyrights and trademarks, together with non-disclosure agreements, confidentiality provisions in sales, procurement, employment and other agreements and technical measures to establish and protect proprietary rights in our products. While we may seek patents for some or all of our products and technology, there is no guarantee that such patents will be granted. Our ability to successfully protect our technology may be limited because intellectual property laws in certain jurisdictions may be relatively ineffective, detecting infringements and enforcing proprietary rights may divert management’s attention and company resources, contractual measures such as non-disclosure agreements and confidentiality provisions may afford only limited protection, any patents we may receive will expire, thus providing competitors access to the applicable technology, competitors may independently develop products that are substantially equivalent or superior to our products or circumvent our intellectual property rights; and competitors may register patents in technologies relevant to our business areas. In addition, various parties may assert infringement claims against us. The cost of defending against infringement claims could be significant, regardless of whether the claims are valid. If we are not successful in defending such claims, we may be prevented from the use or sale of certain of our products, or liable for damages and required to obtain licenses, which may not be available on reasonable terms, any of which may have a material adverse impact on our business, results of operation or financial condition.

Computer, Website or Information System Breakdown Could Affect The Company’s Business

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company’s ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company’s financial results as well as your investment.

Changes In The Economy Could Have a Detrimental Impact On The Company

Changes in the general economic climate could have a detrimental impact on the Company’s revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may adversely affect the Company. Any of such events or occurrences could have a material adverse effect on the Company’s financial results and on your investment.

The Amount Of Capital The Company Is Attempting To Raise In This Offering May Not Be Enough To Sustain The Company's Current Business Plan

In order to achieve the Company's near and long-term goals, the Company may need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If we are not able to raise sufficient capital in the future, we will not be able to execute our business plan, our continued operations will be in jeopardy and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause you to lose all or a portion of your investment.

We May Not Be Able To Obtain Adequate Financing To Continue Our Operations

The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include but are not limited to enhancing our operating infrastructure and otherwise respond to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us. Lack of additional funding could force us to curtail substantially our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our Shares.

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Terms Of Subsequent Financing, If Any, May Adversely Impact Your Investment

We may have to engage in common equity, debt, or preferred stock financings in the future. Your rights and the value of your investment in the Common Stock could be reduced by the dilution caused by future equity issuances. Interest on debt securities could increase costs and negatively impact operating results. In the event we are permitted to issue preferred stock pursuant to the terms of our Company documents, preferred stock could be issued in series from time to time with such designation, rights, preferences, and limitations as needed to raise capital. The terms of preferred stock would be more advantageous to those investors than to the holders of Class A Common Stock. In addition, if we need to raise more equity capital from the sale of common stock, institutional or other investors may negotiate terms at least as, and possibly more, favorable than the terms of your investment. Shares of common stock which we sell could be sold into any market that develops, which could adversely affect the market price.

Our Employees, Executive Officers, Directors And Insider Shareholders Beneficially Own Or Control A Substantial Portion Of Our Outstanding Shares

Our employees, executive officers, directors and insider shareholders beneficially own or control a substantial portion of our outstanding type of stock which may limit your ability and the ability of our other shareholders, whether acting alone or together, to propose or direct the management or overall direction of our company. Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in an investor receiving a premium over the market price for its Shares. The majority of our currently outstanding Shares of stock are beneficially owned and controlled by a group of insiders, including our employees, directors, executive officers and inside shareholders. Accordingly, our employees, directors, executive officers and insider shareholders may have the power to control the election of our directors and the approval of actions for which the approval of our shareholders is required. If you acquire our Shares, you will have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our Shares. Our principal shareholders may be able to control matters requiring approval by our shareholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our shareholders to receive a premium for their Shares in the event that we merge with a third party or enter into different transactions which require shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for our Shares.

Our Independent Accounting Firm Has Expressed In Its Report To Our Audited Financial Statements A Substantial Doubt About Our Ability To Continue As A Going Concern.

We have not yet entered into the commercialization stage of our products and therefore commercialization is uncertain and expected to require substantial expenditures. We have not yet generated sufficient revenues from our operations to fund our activities, and are therefore dependent upon external sources for financing our operations. There is a risk that we will be unable to obtain necessary financing to continue our operations on terms acceptable to us or at all. As a result, our independent auditor firm has expressed in its auditors’ report on the financial statements a substantial doubt regarding our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of the uncertainty regarding our ability to continue as a going concern. This going concern opinion could materially limit our ability to raise additional funds through the issuance of equity or debt securities or otherwise. Future reports on our financial statements may include an explanatory paragraph with respect to our ability to continue as a going concern. If we cannot continue as a going concern, our stockholders may lose their entire investment in the Company’s Common Stock.

Our Operating Plan Relies In Large Part Upon Assumptions And Analyses Developed By The Company. If These Assumptions Or Analyses Prove To Be Incorrect, The Company’s Actual Operating Results May Be Materially Different From Our Forecasted Results

Whether actual operating results and business developments will be consistent with the Company’s expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company’s control, including, but not limited to:

•	whether the Company can obtain sufficient capital to sustain and grow its business
•	our ability to manage the Company’s growth
•	whether the Company can manage relationships with key vendors and advertisers
•	demand for the Company’s products and services
•	the timing and costs of new and existing marketing and promotional efforts
•	competition
•	the Company’s ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel
•	the overall strength and stability of domestic and international economies

Unfavorable changes in any of these or other factors, most of which are beyond the Company’s control, could materially and adversely affect its business, results of operations and financial condition.

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The Company May Be Unable To Manage Their Growth Or Implement Their Expansion Strategy

The Company may not be able to expand the Company's product and service Offerings, the Company's markets, or implement the other features of the Company's business strategy at the rate or to the extent presently planned. The Company's projected growth will place a significant strain on the Company's administrative, operational and financial resources. If the Company is unable to successfully manage the Company's future growth, establish and continue to upgrade the Company's operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, the Company's financial condition and results of operations could be materially and adversely affected.

The Company Needs to Increase Brand Awareness

Due to a variety of factors, the Company's opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company's brand name, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the Company's market increases. Successfully promoting and positioning the Company's brand, products and services will depend largely on the effectiveness of the Company's marketing efforts. Therefore, the Company may need to increase the Company's financial commitment to creating and maintaining brand awareness. If the Company fails to successfully promote the Company's brand name or if the Company incurs significant expenses promoting and maintaining the Company's brand name, it would have a material adverse effect on the Company's results of operations.

The Company Faces Competition In The Company's Markets From Various Large And Small Companies, Some Of Which Have Greater Financial, Research And Development, Production And Other Resources Than Does The Company

In many cases, the Company’s competitors have longer operating histories, established ties to the market and consumers, greater brand awareness, and greater financial, technical and marketing resources. The Company's ability to compete depends, in part, upon a number of factors outside the Company's control, including the ability of the Company's competitors to develop alternatives that are superior. If the Company fails to successfully compete in its markets, or if the Company incurs significant expenses in order to compete, it could have a material adverse effect on the Company's results of operations.

Our Company Could Face Several Regulatory Hurdles

Some or all of our products will need to comply with many governmental standards and regulations relating to the marketing, use and sale of our products in general. Compliance with all of these requirements may delay, or prohibit, commercialization in the Unites States and in various countries, thereby adversely affecting our business and financial condition.

The Company’s Expenses Could Increase Without a Corresponding Increase in Revenues

The Company’s operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on the Company’s financial results and on your investment. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, (5) increases in borrowing costs, and (5) unexpected increases in costs of supplies, goods, materials, construction, equipment or distribution.

Litigation may adversely affect our business, financial condition, and results of operations.

From time to time in the normal course of our business operations, we may become subject to litigation that may result in liability material to our financial statements as a whole or may negatively affect our operating results if changes to our business operations are required. The cost to defend such litigation may be significant and may require a diversion of our resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. Insurance may not be available at all or in sufficient amounts to cover any liabilities with respect to these or other matters. A judgment or other liability in excess of our insurance coverage for any claims could adversely affect our business and the results of our operations.

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Our insurance coverage may be inadequate to cover all significant risk exposures.

We will be exposed to liabilities that are unique to the products we provide. While we intend to maintain insurance for certain risks, the amount of our insurance coverage may not be adequate to cover all claims or liabilities, and we may be forced to bear substantial costs resulting from risks and uncertainties of our business. It is also not possible to obtain insurance to protect against all operational risks and liabilities. The failure to obtain adequate insurance coverage on terms favorable to us, or at all, could have a material adverse effect on our business, financial condition, and results of operations. We do not have any business interruption insurance. Any business disruption or natural disaster could result in substantial costs and diversion of resources.

If our products are contaminated, we may have litigation and products liability exposure.

We source some of our products from third-party suppliers. Although we test the products we receive from third-party suppliers, we may not identify all contamination in those products. Possible contaminates include pesticides, molds and fungus. If a customer suffers an injury from our products, they may sue us in addition to the supplier and we may not have adequate insurance to cover any such claims, which could result in a negative effect on our results of operations.

Risks Relating to This Offering and Investment

The Company May Undertake Additional Equity or Debt Financing That May Dilute The Shares In This Offering

The Company may undertake further equity or debt financing which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.

An Investment In The Shares Is Speculative And There Can Be No Assurance Of Any Return On Any Such Investment

An investment in the Company’s Shares is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Shares Are Offered On A “Best Efforts” Basis And The Company May Not Raise The Maximum Amount Being Offered

Since the Company is Offering the Units on a “best efforts” basis, there is no assurance that the Company will sell enough Units to meet its capital needs. If you purchase Units in this Offering, you will do so without any assurance that the Company will raise enough money to satisfy the full USE OF PROCEEDS TO COMPANY which the Company has outlined in this Offering Circular or to meet the Company’s working capital needs.

If The Maximum Offering Is Not Raised, It May Increase The Amount Of Long-Term Debt Or The Amount Of Additional Equity It Needs To Raise

There is no assurance that the maximum amount of Units in this Offering will be sold. If the maximum Offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

We Have Not Paid Dividends In The Past And Do Not Expect To Pay Dividends In The Foreseeable Future, So Any Return On Investment May Be Limited To The Value Of Our Shares

We have never paid cash dividends on our Shares and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Shares will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. If we do not pay dividends, our Shares may be less valuable because a return on your investment will only occur if its stock price appreciates.

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The Company May Not Be Able To Obtain Additional Financing

Even if the Company is successful in selling the maximum number of Shares in the Offering, the Company may require additional funds to continue and grow its business. The Company may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force the Company to delay its plans for growth and implementation of its strategy which could seriously harm its business, financial condition and results of operations. If the Company needs additional funds, the Company may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to the Company’s current shareholders and to you if you invest in this Offering.

An Investment in the Company's Shares Could Result In A Loss of Your Entire Investment

An investment in the Company's Shares offered in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

There Is No Assurance The Company Will Be Able To Pay Distributions To Shareholders

While the Company may choose to pay distributions at some point in the future to its shareholders, there can be no assurance that cash flow and profits will allow such distributions to be made.

There is Presently No Public Trading Market for the Company's Shares

At present, there is no public trading market for the Company’s securities and the Company cannot assure that a trading market will develop. The Company’s Common Stock has no trading symbol. In order to obtain a trading symbol and authorization to have the Company’s securities trade publicly, the Company must file an application on Form 211 with, and receive the approval by, the Financial Industry Regulatory Authority (“FINRA”) of which there is no assurance, before active trading of the Company’s securities could commence. Upon completion of this Offering, the Company intends to apply to have its Common Stock listed on either the NASDAQ Market or the OTC Market’s OTCQB Alternative Trading System (ATS). If the Company’s securities ever publicly trade on this ATS, they may be relegated to the OTC Pink Sheets. The OTC Pink Sheets provide significantly less liquidity than would be provided by a listing on a National Exchange such as the NASDAQ Stock Market. As a result, holders of the Shares and the Company’s securities may in the future be unable to resell their securities at or near their original price or at any price.

Sales Of Our Shares By Insiders Under Rule 144 Or Otherwise Could Reduce The Price Of Our Shares, If A Trading Market Should Develop

Certain officers, directors and/or other insiders may hold shares in the Company and may be able to sell their stock in a trading market if one should develop. The availability for sale of substantial amounts of stock by officers, directors and/or other insiders could reduce prevailing market prices for our securities in any trading market that may develop.

Should Our Securities Become Quoted On A Public Market, Sales Of A Substantial Number Of Shares Of Our Type Of Stock May Cause The Price Of Our Type Of Stock To Decline

Should a market develop and our shareholders sell substantial amounts of our Shares in the public market, Shares sold may cause the price to decrease below the current Offering price. These sales may also make it more difficult for us to sell equity or equity-related securities at a time and price that we deem reasonable or appropriate.

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The Company Has Made Assumptions In Its Projections and In Forward-Looking Statements That May Not Be Accurate

The discussions and information in this Offering Circular may contain both historical and “forward-looking statements” which can be identified by the use of forward-looking terminology including the terms “believes,” “anticipates,” “continues,” “expects,” “intends,” “may,” “will,” “would,” “should,” or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this Offering Circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results to differ from its current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company’s operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Offering Circular or in other reports issued by us or by third-party publishers.

The Company Has Significant Discretion Over The Net Proceeds Of This Offering

The Company has significant discretion over the net proceeds of this Offering. As is the case with any business, particularly one without a proven business model, it should be expected that certain expenses unforeseeable to management at this juncture will arise in the future. There can be no assurance that management's use of proceeds generated through this Offering will prove optimal or translate into revenue or profitability for the Company. Investors are urged to consult with their attorneys, accountants and personal investment advisors prior to making any decision to invest in the Company.

The Offering Price For The Type Of Stock Has Been Determined By The Company

The price at which the Shares are being offered has been arbitrarily determined by the Company. There is no relationship between the Offering price and our assets, book value, net worth, or any other economic or recognized criteria of value. Rather, the price of the Shares was derived as a result of internal decisions based upon various factors including prevailing market conditions, our future prospects and our capital structure. These prices do not necessarily accurately reflect the actual value of the Shares or the price that may be realized upon disposition of the Shares.

Neither The Offering Nor The Securities Have Been Registered Under Federal Or State Securities Laws, Leading To An Absence Of Certain Regulation Applicable To The Company

The Company also has relied on exemptions provided by Regulation A of the JOBS Act from securities registration requirements under applicable state and federal securities laws. Investors in the Company, therefore, will not receive any of the benefits that such registration would otherwise provide. Prospective investors must therefore assess the adequacy of disclosure and the fairness of the terms of this Offering on their own or in conjunction with their personal advisors.

The Shares In This Offering Have No Protective Provisions.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection, by any provision of the Shares or as a Shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a "liquidation event" or "change of control" the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization or similar transaction.

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No Guarantee of Return on Investment

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Form 1-A Offering Circular and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY'S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

USE OF PROCEEDS TO COMPANY

The Use of Proceeds is an estimate based on the Company’s current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so. For example, if our research and development activities need to be bolstered beyond our initial estimates, we may allocate additional resources by reallocating proceeds from other categories such as marketing for the purposes of research and development. We do not believe we will reallocate from our fixed costs such as equipment or rent.

The maximum gross proceeds from the sale of the Shares in this Offering are $6,000,000.00. The net proceeds from the Offering, assuming it is fully subscribed, are expected to be approximately $5,400,000,000 after the payment of Offering costs including potential broker-dealer and selling commissions, but before printing, mailing, marketing, legal and accounting costs, and other compliance and professional fees that may be incurred, which we estimate at $100,000. The estimate of the budget for Offering costs is an estimate only and the actual Offering costs may differ from those expected by management.

A portion of the proceeds from this Offering may ultimately be used to compensate or otherwise make payments to officers or directors of the Company. The officers and directors of the Company may be paid salaries or fees and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate. Until sufficient funds are raised by the Company to sufficiently fund research and development activities, management may utilize some or all of the funds from this Offering for further capital raising efforts, rather than as set out in this Use of Proceeds section of the Offering Circular.

	100%	75%	50%	25%
Gross Proceeds	$6,000,000	$4,500,000	$3,000,000	$1,500,000
Offering Expenses(1)	$100,000	$100,000	$100,000	$100,000
Selling Commissions & Fees (2)	$600,000	$450,000	$300,000	$150,000
NET PROCEEDS	$5,300,000	$3,950,000	$2,600,000	$1,250,000

Purchase of Product Inventory	$1,150,000	$1,000,000	$400,000	$300,000
Product Development and Marketing	$250,000	$250,000	$100,000	$50,000
Acquisitions and Joint-Ventures	$3,000,000	$1,800,000	$400,000	$250,000
Salaries and Wages (3)	$100,000	$100,000	$100,000	$100,000
Rent (4)	$50,000	$50,000	$50,000	$50,000
Manufacturing Build-Out & Equipment (5)	$250,000	$250,000	$250,000	$250,000
Working Capital (6)	$500,000	$500,000	$300,000	$250,000
TOTAL USE OF NET PROCEEDS	$5,300,000	$3,950,000	$2,600,000	$1,250,000

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________________
1.
Total expenditures for this Offering are anticipated to be $100,000. These direct and indirect expenditures include primarily SEC legal, preliminary legal and accounting, auditing services, Transfer Agent fees, OTC Market fees, marketing expenses, digital advertising expenses, and filing fees, and other similar expenses related to the Regulation A Offering.

2.	The Company has not currently engaged a registered Broker/Dealer, but may do so at some time in the future.

3.	In the event we need additional personnel, we may reallocate funds from the Working Capital category for these purposes. We may add additional staff to further expedite research activities.

4.
We will rent a smaller space if we are to raise 25% of this Offering and operate for one year. If we only raise 25% we will need to find other sources of capital to carry out our business plan after the first year. If we raise 25% of the funds in this Offering, we believe we will have enough capital in reserve to satisfy our requirements for a minimum of three years. If we raise 50% of the funds in this Offering, we believe we will have enough capital in reserves to satisfy our requirements for at least five years. If we raise 75% of the funds in this Offering, we believe we will have enough capital in reserve to satisfy our requirements for at least seven years. If we raise 100% of the funds in this Offering, we believe we will have enough capital in reserve to satisfy our requirements for at least ten years.

5.
Equipment. We believe we will need to purchase approximately $250,000 in manufacturing and packaging equipment but will be scaled as required. If, however, we need additional equipment we may choose to allocate portions of our Reserves or Working Capital towards such additional equipment.

6.
It is the intention of Management to utilize working capital to specifically fund the capital requirements for ongoing day-to-day operations other than those which are otherwise detailed above. This will include legal, accounting, and licensing fees.

DETERMINATION OF OFFERING PRICE

This Offering is a self-underwritten Offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the common stock offered under this Offering. Our Offering Price is arbitrary with no relation to value of the company.

If all of the Shares in this Offering are fully subscribed and sold, the 2,000,000 Shares offered herein will constitute approximately 8% of the total Shares of stock of the Company.

DILUTION

The term "dilution" refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all of the Shares in this Offering are fully subscribed and sold, the Shares offered herein will constitute approximately 8% of the total Shares of stock of the Company. The Company anticipates that subsequent to this Offering the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company.

If you invest in our Common Stock, your interest will be diluted immediately to the extent of the difference between the Offering price per share of our Common Stock and the pro forma net tangible book value per share of our Common Stock after this Offering. As of the date of this Offering, the net tangible book value of the Company was approximately $405,341. Based on the 23,589,000 Shares of Common Stock issued and outstanding as of the date of this Offering Circular, that equates to a net tangible book value of approximately $0.02 per share of Common Stock on a pro forma basis. Net tangible book value per share consists of shareholders’ equity adjusted for the retained earnings (deficit), divided by the total number of Shares of Common Stock outstanding. The pro forma net tangible book value, assuming full subscription in this Offering and receipt of $6,000,000 in proceeds, would be $0.27 per share of Common Stock. The following table compares the differences of your investment in our shares with the investment of our existing shareholders.

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Existing shareholders if all of the shares are sold:

Net tangible book value per share before offering	$0.02
Net tangible book value per share after offering	$0.27
Increase to present shareholders in net tangible book value per share after offering	$0.25
Number of shares outstanding before the offering	23,589,000
Percentage of ownership after offering assuming maximum number of shares are sold.	92%

Purchasers of shares in this offering if all 2,000,000 of the shares are sold:

Price per share	$3.00
Dilution per share	$2.73
Capital contributions	$6,000,000
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	8%

PLAN OF DISTRIBUTION

We are Offering a maximum of 20,000 Units (the “Units” or individually, each a “Unit”) that are being offered on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. Each Unit consists of one hundred (100) Shares of Common Stock (the “Shares”) and one hundred (100) Class “B” Common Stock Purchase Warrants (the “Class B Warrants”). There are 20,000 Units being offered at a price of $300.00 per Unit with a minimum purchase of One Unit per investor. The Units are being offered on a best efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company. The maximum aggregate amount of the Units offered is $6,000,000.00 (the “Maximum Offering”). There is no minimum number of Units that needs to be sold in order for funds to be released to the Company and for this Offering to close.

The Company will not initially sell the Shares through commissioned broker-dealers, but may do so after the commencement of the Offering. Any such arrangement will add to our expenses in connection with the Offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement. Funds tendered by investors will be kept in an account in the name of the Company and will be immediately available to the Company. All subscribers will be instructed by the Company or its agents to transfer funds by wire, check, credit or debit cards or ACH transfer directly to the bank account established for this Offering or deliver checks made payable to “Beyond Wellness International, Inc.” Subscribers have no right to a return of their funds unless the Company rejects a subscription agreement within ten (10) days of tender, in which event investor funds will promptly be refunded to each investor without interest. The Company may terminate the Offering at any time for any reason at its sole discretion, and may extend the Offering past the Closing Date in the absolutely discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act. None of the Shares being sold in this Offering are being sold by existing securities holders. All of the currently issued and outstanding Common Stock were authorized as of January 31, 2020 and issued by the Company.

After the Offering Statement has been qualified by the Securities and Exchange Commission (the “SEC”), the Company will accept tenders of funds to purchase the Shares. The Company does not intend to use an escrow agent as this is a “best efforts” Offering and funds will be available immediately to the Company for use.

We initially will use our existing website, www.bwi.life, to provide notification of the Offering. This Preliminary Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the www.bwi.life website.

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth, as described in the subscription agreement.

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Funds will be deposited in an account at a FDIC-insured bank and will be made immediately available to the Company. No escrow account will be utilized. If a subscription is rejected, funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber by the Company. All inquiries regarding this Offering should be made directly to the Company.

This Offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue indefinitely until all of the offered Shares are sold or the Offering is terminated in the Company’s sole discretion. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

If you decide to subscribe for any of the Units in this Offering, you must deliver a check, certified funds or another acceptable form of payment for acceptance or rejection. The minimum investment amount for a single investor is One Unit in the principal amount of $300.00. All subscription wire transfers, checks or money orders should be payable to Beyond Wellness, Inc. and mailed or transmitted to our Attorney at the following address: Beyond Wellness International, Inc., c/o Peter Berkman, Esq., 18865 State Road 7, Suite 110, Lutz FL 33558. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, an immediate confirmation of such acceptance will be sent to the investor.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

This is an Offering made under “Tier 2” of Regulation A, and the shares will not be listed on a registered national securities exchange upon qualification. Therefore, the shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the shares. Investor suitability standards in certain states may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Different rules apply to accredited investors.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker-dealers and other persons participating in the Offering must make a reasonable inquiry in order to verify an investor's suitability for an investment in the company. Transferees of the shares will be required to meet the above suitability standards.

The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

The sale of other securities of the same class as those to be offered for the period of distribution will be limited and restricted to those sold through this Offering. Because the Shares being sold are not publicly or otherwise traded, the market for the securities offered is presently stabilized.

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DESCRIPTION OF THE BUSINESS

Overview

Beyond Wellness International, Inc. (the "Company") is a Nevada corporation which has been organized for the purpose of packaging, marketing and distributing products for the nutraceutical, food supplement, CBD (hemp-derived cannabidiol), and vapor products markets. We are the intermediate process between established FDA-approved contract manufacturers and retailers, providing a full range of filling, packaging, and wholesale order fulfillment for brand-name as well as proprietary “white label” consumer products. In addition, we will market innovative products for the vapor industry under private “white label” tradenames, and to provide filling, packaging, and logistical services for third-party wholesalers and distributors.

The Company has an authorized capitalization of 70 million shares of Common Stock ($.0001 par value), of which 23,589,000 shares of Common Stock are issued and outstanding as of January 31, 2020.

The Company's executive offices are located at 303 East 4th Street, Los Angeles, CA 90013. The Company’s new manufacturing and distribution facility is presently under construction in a 8000 square foot warehouse/light industrial space located near the Company’s executive offices. The Company’s principal website is

www.bwi.life. The Company’s telephone is 323-994-1180.

Business Operations

Our company was established in November 2017, and recently began business operations. We currently have business relationships with several manufacturers and producers of name-brand nutraceutical, supplements and vapor products, representing over 35 separate products. In addition, we are the exclusive production and fulfillment facility for several white-label and our proprietary branded products including the “Dr. Tom’s” CBD product line which we acquired in September 2018.

Our Brand Marketing and Fulfillment Program is designed to provide product wholesalers with a complete line of services, including the sourcing of raw materials, supervision of the manufacturing process, filling, packaging, and labeling of products in our own facility, and shipping and logistics services.

The Beyond Wellness Brand Marketing and Fulfillment Program is differentiated from its competition by the elimination of many of the intermediate production processes for our wholesale customers. Our Program offers:

•	A unique, current business-environment-appropriate business model.

•	Excellent staff who are highly trained and very customer attentive.

•	Great prices.

•	The ability to scale rapidly for our fast-growing customer base.

The Dr. Tom’s Acquisition

In September, 2018, the Company acquired, in a related-party transaction from a shareholder of the Company, Zeppoli Holdings Trust, LLC, the tradenames, URL and website www.drtomscbd.com, and the formulas of the entire product line sold under the “Dr. Tom’s” label, for a cash payment of $500,000 and the issuance of 2,450,000 shares of Common Stock.

With the Federal legalization in December, 2018 of all hemp-derived cannabidiol (CBD) products and oils, a nationwide market has been opened for our Dr. Tom’s product line. We have upgraded and relaunched the
www.drtomscbd.com website to be a full-service, on-line marketplace for a wide selection of quality, branded CBD products. We are currently exploring a joint-venture with an FDA-compliant laboratory and manufacturing facility in San Diego, CA which would manufacture the Company’s edible CBD products.

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Future Acquisitions of State-Licensed Operators

With the steady growth of new State laws which legalize and regulate the cultivation, processing, and sale of medical and adult-use marijuana and THC products, and the prospective legalization of these products on the Federal level in the United States, the Company will be exploring the entry into such licensed and regulated markets in the future. The Company may, in the future, seek to obtain regulatory approval to operate in one or more States, and it may seek partnerships, joint-ventures, or acquisitions of currently licensed companies. However, the Company does not anticipate engaging in any aspect of the THC or marijuana industry until legalized on the Federal level, and the removal of marijuana as a Schedule I Drug.

The Proposed Joint Venture Transaction

BWI and Upper Street Marketing, Inc. (“UPPR”) have entered into a Joint Venture Letter of Intent to establish a California Corporation, Linear Park Marketing, Inc. (the “JV”), to acquire 100% of the capital stock of Prima Pharma Inc. (“PPI”). BWI will be required to invest a total of $5,000,000 in the JV, of which the initial $3,000,000 will be used to acquire PPI and automate its production processes, and $2,000,000 will be used to construct and equip a new 12,000 sqft production facility on the PPI Campus specifically for the purpose of manufacturing and processing cannabidiol (CBD) products, including edible CBD products, in an FDA-licensed facility.

UPPR will provide the new JV production facility with industrial hemp grown on its 1200 acre cultivation facility in Colorado, and BWI will provide industrial hemp produced by contractors under contract to BWI. It is expected that this new production facility will process and manufacture most of BWI’s CBD product line, including its branded “Dr. Tom’s” products.

UPPR will own 51% of the JV, and BWI will own the remaining 49%. The Joint Venture Operating Agreement will provide for joint operation of the JV and a right-of-first-refusal for each JV partner in the event of any change of control.

PPI is a 27-year-old, privately-held Contract Development and Manufacturing Organization (“CDMO”) focused on the manufacture of specialty pharmaceuticals, medical devices and diagnostics. The PPI manufactures products for sale commercially, as well as clinical trial materials. PPI is registered as a “drug establishment” with the Food and Drug Administration (“FDA”) and is ISO 13485:2003 Quality System certified for sterile pharmaceutical and medical device manufacturing by the British Standards Institute. The PPI has a successful track record of FDA inspections over the last five years.

The PPI’s 40+ employees operate a 23,000-square foot, leased facility in the Sorrento Valley area of San Diego with one ISO Class 5 Aseptic Filling Suite (“Class 100 Clean Room”). PPI operates in full compliance with the FDA 21CFR210 & 211 Good Manufacturing Procedures as well as 21CFR820 medical device Good Manufacturing Procedures. The PPI provides sterile fill and manufactures ophthalmic drugs and medical devices for the commercial market, which understandably places it among the most regulated manufacturers in the world.

Generally, PPI’s growth strategy involves adding automated production capacity, and manufacturing drug products in partnership with marketing organizations rather than just manufacturing those products on a contract basis for other parties. The PPI is small enough to be responsive to the needs of its customers and with the capital investment will have the capacity to deliver a competitive product to the market.

The JV is planning to construct an additional 12,000 square foot production facility which will be part of PPI’s FDA-licensed campus. This new facility will be designed specifically for processing cannabidiol (CBD) products, including edible CBD products, in a regulated environment. This new automated facility is being designed to process up to 90,000 liters of raw crude product per year from the industrial hemp currently being produced by UPPR, and to process all of BWI’s edible CBD products in conformance with current and future FDA Regulations.

Marketing Objectives

We have identified and have begun market penetration of a market niche of high-end and luxury consumers of specialized nutraceutical products, with a particular emphasis on the fast-growing vapor products market.

To be unique among other suppliers of specialty nutraceutical, supplements, CBD and vapor products, the Company is presently planning to construct a state-of-the-art a modular mixing/filling facility which will specialize in small to medium size production runs ideally suited for private “white label” fulfillment. In addition, the Company’s in-house labeling and marketing services will provide a distinctive competitive advantage by providing customers with their own line of custom-designed, cutting edge products, and our fulfillment and shipping services will provide all of the logistical support required by our customers.

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Our direct-to-consumer sales of our “Dr. Tom’s” branded CBD products was launched on a limited basis in January 2019, following the Federal legalization of hemp products and hemp-derived CBD oil and products. We expect that sales through our www.drtomscbd.com website will be a significant source of revenues for the Company going forward, as we expand marketing efforts utilizing a portion of the proceeds of this offering.

We are positioning our Company as the premier, customer-service-orientated production and marketing facility for a wide variety of nutraceutical, supplements, CBD products, and vapor product wholesalers and retailers. We do not sell products at the retail level, thereby avoiding the significant costs and regulatory requirements involved with selling directly to consumers.

Our competitive edge is providing a wide range of services with superior pricing. Generally, it is not a sustainable practice to compete on price. This is the case because it is based on the assumption that the competition has the same cost structure, so in order to compete on price you have to accept smaller margins which over time will erode the business model and profitability. However, our personal service, knowledge of our customer’s products and markets, and ability to scale quickly to meet our customer’s growing requirements gives us the ability to compete on pricing with even our largest competitors.

The Company intends to establish a unique position as a packaging and fulfillment specialist, with its revenue growth and stability based upon being the developer, producer, marketer and distributor of private-label products in the rapidly growing nutraceutical, supplements and vapor products markets. This vertically-integrated strategy not only protects the client base from other potential suppliers and provides direct on-going dialogue as a 'partner' with our customers, but also provides higher margins by removing the middle man (distributor) and creates additional barriers-to-entry for future potential competitors.

Business relationships in our target market are primarily based on credibility and referrals, and despite its burgeoning growth it still remains a relatively insulated industry. As a result of its individualized marketing approach, the Company intends to establish itself as a leader in unique and specialized product development. The wide variety of products offered by the Company, as well as the vertical integration which will be afforded by its in-house development, formulation, production, marketing, and fulfillment capabilities, provides ample growth opportunity by replacing other suppliers who are not able to provide individualized private-label formulations.

Manufacturing

The Company's products are presently manufactured by non-affiliated contract manufacturers operating under confidentiality agreements with respect to the Company’s proprietary formulations. The Company operates its own filling, labeling, and shipping/logistics operations. A portion of the proceeds of this Offering are planned to be utilized to acquire and build-out our own manufacturing and production facility and to obtain the required manufacturing license for our new facility, which will reduce or eliminate the necessity of relying on third-party manufacturers.

Competition

Our business operations and the services we provide to our customers competes directly with entrenched, well‑funded and highly regarded multi-national competitors such as Hippo Premium Packaging, Green Leaf Packaging, and DizPot Packaging. These competitors may be able to secure products from vendors on more favorable terms, fulfill customer orders more efficiently and adopt more aggressive pricing or inventory availability policies than we can.

We believe that our ability to compete successfully depends on many factors, including the quality of our products, the market acceptance of our products, and the success of our sales and marketing efforts.

Employees

At December 31, 2019, we had six salaried employees and ten hourly employees contracted through a non-affiliated agency. The Company expects to add additional hourly employees or contractors as our new production facility is completed and becomes operational, as well additional professional salaried employees. Proceeds of this Offering may be utilized for salaries and contracted labor expenses, including salaries for Officers and managerial employees of the Company.

Properties

Our principal office facility is located at 303 East 4th Street, Los Angeles, CA 90013. This facility is rented pursuant to a month-to-month lease, at a cost of $2,500 per month. The Company’s new manufacturing and distribution facility is presently under construction in an 8000 square foot warehouse/light industrial space located in Los Angeles, CA. This facility is leased pursuant to a lease which expires on December 31, 2020, at a cost of $22,500 per month, which is presently being paid by Ian Gilbey, the Company’s President. Upon completion of this Offering, the monthly rental will become an obligation of the Company. We believe that these lease arrangements are adequate for our immediately foreseeable business needs.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

BUSINESS

Beyond Wellness International, Inc. (the “Company”) was formed on November 17, 2017 as a Nevada Corporation for the general purpose of engaging in any lawful activity for which corporations may be organized under the law of the State of Nevada.

The total number of shares of stock the Company is authorized to issue is 70,000,000 Shares of Common Stock ($.0001 par value). At January 31, 2020, the Company had 23,589,000 shares of Common Stock issued and outstanding. At December 31, 2019, the Company had outstanding 3,100,000 Class “A” Common Stock Purchase Warrants, Exercisable at $1.00 per Share; 668,000 Class “B” Common Stock Purchase Warrants, Exercisable at $4.00 per Shares; 668,000 Class “C” Common Stock Purchase Warrants, Exercisable at $5.00 per Share; and 668,000 Class “D” Common Stock Purchase Warrants, Exercisable at $6.00 per Share. All of the Warrants will expire on December 31, 2022.

Description of Rights of Classes of Stock and Warrants

All Shares of Common Stock shall be identical and have full voting rights. The Shares of Common Stock issuable upon exercise of the Class A”,“B”, “C”, and “D” Common Stock Purchase Warrants shall, upon exercise, have full voting rights.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our plan of operation and results of operations should be read in conjunction with the financial statements and related notes to the financial statements included elsewhere in this offering circular. This discussion contains forward-looking statements that relate to future events or our future financial performance. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and other factors include, among others, those listed under “forward-looking statements” and “risk factors” and those included elsewhere in this report.

Results of Operations – For the Six Months Ended September 30, 2019 (No comparative prior year period as inception date was November 17, 2017)

Revenue

Total revenue was $94,198 for the six months ended September 30, 2019. The Company is presently in a start-up phase.

Gross Profit

Gross profit for the six months ended September 30, 2019 was $56,817. We are in the start-up phase and have a limited operating history.

Operating Expenses

Operating expenses for the six months ended September 30, 2019 were $245,096 as the Company was incurring operating costs and general and administrative expenses during this time period.

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Loss from Operations

Loss from operations for the six months ended September 30, 2019 was $197,279. Included in the loss were the operating expenses combined with interest expense on the note payable of $9,000.

Other Expenses

Other expenses for the six months ended September 30, 2019 were $9,000 in interest expense.

Net Loss Attributable to Common Stockholder

Net loss attributable to Common Stockholders for the six months ended September 30, 2019 was $197,279 or loss per basic share of $0.02.

Inflation did not have a material impact on the company’s operations for the applicable period. Other than the foregoing, management knows of no trends, demands, or uncertainties that are reasonably likely to have a material impact on the company’s results of operations.

Results of Operations – For the Year Ended March 31, 2019 and for the Period November 17, 2017 (inception) to March 31, 2018

Revenue

Total revenue was $467,801 for the year ended March 31, 2019, as compared to $13,885 for the shorter period from inception to March 31, 2018. The Company is presently in a start-up phase.

Gross Profit

Gross profit for the year ended March 31, 2019 was ($4,608) compared to the shorter period from inception to March 31, 2018 of $4,949. We are in the start-up phase and have a limited operating history.

Operating Expenses

Operating expenses for the year ended March 31, 2019 were $444,865 as the Company was incurring operating costs and general and administrative expenses such as acquiring the ‘Dr. Tom’s’ intellectual property, during this time period.

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Loss from Operations

Loss from operations for the year ended March 31, 2018 was $499,203. Included in the loss were the operating expenses combined with interest expense on the note payable of $49,703.

Other Expenses

Other expenses for the year ended March 31, 2019 was $49,703 in interest expense.

Net Loss Attributable to Common Stockholder

Net loss attributable to Common Stockholders for the year ended March 31, 2019 was $499,203 or loss per basic share of $0.02.

Liquidity and Capital Resources

At September 30, 2019 we had a working capital deficit of $155,289 and cash on hand of $9,228. The Company has been involved in the Form 1-A efforts and has funds in escrow in the amount of $128,995.

At March 31, 2019 we had a working capital deficit of $353,587 and cash on hand of $21,692.

Net cash

Net cash used in operating activities for the six months ended September 30, 2019 was $166,123. The year ended March 31, 2019 used net cash in operating activities in the amount of $316,447.

Operating activities were effectively financed by the issuance of common stock to investors, founders and officers; the proceeds from a 12% convertible note payable for $300,000 and the proceeds from a 12% Convertible Note to a related party for $100,000.

Current and Future Financing Needs

Management recognizes the Company’s need for capital is paramount to its future success and requires obtaining the funds being raised in this Offering. Management believes that this is the primary key to achieving success. The actual funds we will need to operate are subject to many factors, some of which are beyond our control.

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. As shown in the accompanying financial statements, we have incurred a cumulative net loss of $(662,260) and used substantially all of our cash in our operating activities since inception. The Company’s ability to continue as a going concern is contingent on securing additional debt or equity financing from outside investors. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

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Management plans to continue to implement its business plan and to fund operations by raising additional capital through the issuance of debt and equity securities. The Company’s existence is dependent upon management's ability to implement its business plan and/or obtain additional funding. There can be no assurance that the Company’s financing efforts will result in profitable operations or the resolution of the Company's liquidity problems. Even if the Company is able to obtain additional financing, it may include undue restrictions on our operations in the case of debt, or cause substantial dilution for our stockholders in the case of equity financing.

Related Party Transactions

On November 17, 2017, the Company issued 19,650,000 shares to our officers and founders in exchange for organizational and management services, in lieu of cash compensation valued at $19,650.

In September, 2018, the Company acquired from Zeppoli Holdings Trust LLC certain intellectual property including the tradename “Dr. Tom’s” and its related product lines marketed under the “Dr. Tom’s” tradename and style. The acquisition cost was $500,000 in cash and 2,450,000 shares of Common Stock. The Manager and minority shareholder of Zeppoli Holdings Trust LLC is also a Director and shareholder of the Company.

On September 30, 2018, the Company converted $88,000 of Shareholder Loans due to Ian Gilbey, President of the Company, which represented lease payments made by Mr. Gilbey on behalf of the Company. The loan was converted into 88,000 Shares of Common Stock (at a price of $1.00 per Share), leaving a balance of $0 due to Mr. Gilbey at September 30, 2018.

On September 30, 2018, the Company converted $18,000 of Shareholder Loans due to Zeppoli Holdings Trust, LLC, a shareholder of the Company, which represented interest payments made by the shareholder on behalf of the interest due to a third-party creditor of the Company at a rate of $4500 per month commencing May 4, 2018. The loan was converted into 18,000 Shares of Common Stock (at a price of $1.00 per Share), leaving a balance of $0 due to this shareholder at September 30, 2018.

On March 31, 2019, the Company issued a $100,000 Convertible Note to Arthur Fisher, a Director of the Company. The Note has a maturity date of March 31, 2020, bears interest at the rate of 12% per annum, and may at the Holder’s option be converted into Shares of Common Stock of the Company at an exercise price of $1.00 per Share.

Convertible Notes

The Company has authorized the issuance of up to $500,000 of Convertible Notes which may, at the option of their holders, be converted into a maximum of 500,000 Shares of Common Stock of the Company at an exercise price of $1.00 per Share, at any time prior to the Maturity Date. On May 4, 2018, the Company issued a six-month $300,000 Convertible Note to an unrelated third-party, which Note was extended on November 4, 2019 for an additional three months, with an interest rate of 12% per annum. This Note currently has a Maturity Date of February 4, 2020, and may at the Holder’s option, be converted into Shares of Common Stock of the Company at an exercise price of $1.00 per Share.

On March 31, 2019, the Company issued a $100,000 Convertible Note to Arthur Fisher, a Director of the Company. The Note has a maturity date of March 31, 2020, bears interest at the rate of 12% per annum, and may at the Holder’s option be converted into Shares of Common Stock of the Company at an exercise price of $1.00 per Share.

Facilities Investment

The Company leases a warehouse and has incurred $69,298 in capital expenditures in this facility, which is reflected in Construction in Progress on the Balance Sheet.

Plan of Operations

Management of the Company intends to use a substantial portion of the net proceeds for completion of the manufacturing facility, marketing and product development, and general working capital, and, once certain funding milestones are met, to move into full implementation of our business plan. The Company plans to continue to reach out to strategic partners for alliances to further strengthen its positions.

In our opinion, the proceeds from this Offering may not satisfy our cash requirements indefinitely, so we anticipate that it will be necessary to raise additional funds to implement the plan of operations as it evolves over time. During that time frame, we may not be able to satisfy our cash requirements through sales and the proceeds from this Offering alone, and therefore we anticipate that we will need to attempt to raise additional capital through the sale of additional securities in additional Offerings, or through other methods of obtaining financing such as through loans or other types of debt. We cannot assure that we will have sufficient capital to finance our growth and business operations or that such capital will be available on terms that are favorable to us or at all.

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Intellectual Property

In September, 2018, the Company acquired all world-wide rights, title, and interest in and to the “Dr. Tom’s” tradename, product line, formulations, packaging, and the website www.drtomscbd.com, and we believe that we hold certain protections and common law trademark and trade name rights as well as held trade secrets. This acquisition included the “Dr. Tom’s” trademark which has been registered with the U.S. Patent and Trademark Office.

In the future, we may make applications to seek protections using best efforts to ensure the rights to all intellectual property potentially held are adequately protected. However, our business is not, and in the future, we do not expect our business to be dependent on intellectual property.

Trend Information

Because we are still in the startup phase and have only recently launched the Company, we are unable to identify any recent trends in site visitations, revenue or expenses since the latest financial year. Thus, we are unable to identify any known trends, uncertainties, demands, commitments or events involving our business that are reasonably likely to have a material effect on our revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause the reported financial information in this Offering to not be indicative of future operating results or financial condition.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

We have identified the policies outlined in this Offering Circular and attachments as critical to our business operations and an understanding of our results of operations. Those policies outlined are not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operation where such policies affect our reported and expected financial results. Note that our preparation of the consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of our consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Revenue Recognition

The Company had revenue of $632,131 since its inception through September 30, 2019. The Company had no product returns during this inception period.

Additional Company Matters

The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings. The Company is not presently involved in any legal proceedings material to the business or financial condition of the Company. The Company does not anticipate any material reclassification, merger, consolidation, or purchase or sale of a significant proportion of assets (not in the ordinary course of business) during the next 12 months.

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MANAGEMENT

Directors, Executive Officers and Significant Employees

The directors, executive officers and significant employees of the Company as of the date of this filing are as follows:

Name	Position	Age	Term of Office
Executive Officers

IAN GILBEY	President, Dir.	51	Inception to present

BRADLEY WILSON	Secretary, Dir.	60	Inception to present

Directors

PETER BERKMAN, ESQ.	Director	64	Inception to present
HOUMAN DANESH, MD	Director	42	March 31, 2019 to present
ARTHUR FISHER	Director	72	March 31, 2019 to present

As of the date of this filing, the Company has no employees or executives employed pursuant to employment agreements.

The number of business and direct personnel hired by the Company will scale based upon funds raised in the equity crowdfunding Offering and as operating needs warrant. Certain skilled executive positions, such as a Chief Compliance Officer to manage licensing and distribution requirements, will be filled in a timely fashion as the business progresses.

The Company’s Board of Directors serve unless and until a successor is elected and qualified. Board members who are employees of the Company currently do not receive compensation for attendance in board meetings, but may be reimbursed for reasonable expenses incurred during the course of their performance. Our non-employee independent Directors receive an annual stipend of $20,000, payable on a quarterly basis, as well as reimbursing them for Company-related travel and Board-related expenses.

IAN GILBEY, President and Director

Mr. Gilbey, age 50, is a founder of the Company as well as an Officer and Director since its inception. Since June 2013, Mr. Gilbey has served as a Director of Occidental Development Group, Inc., a publicly traded company. Mr. Gilbey is an accomplished senior financial consultant with a background that includes over 18 years in the financial markets where he has developed extensive industry relationships in the origination and execution of a broad range of strategic transactions. His responsibilities have included handling domestic mergers and acquisitions, raising venture capital, public Offerings and the raising of capital for publicly traded, sponsor owned and private corporations.

Mr. Gilbey started his financial career as an account executive reporting to the Senior Vice President of Sutro in May 1994, where he became licensed for both Series 7 and Series 63. In July 1995 he joined The Boston Group, where he was involved in raising capital for initial public Offerings (IPO's), such as BJ's Restaurants, En Point Computers and Jerry's Famous Deli. In 1997 he developed a team for managing multi-million dollar portfolios in equity funds, bonds and IPO's and moved the group to Prudential Securities in March 1997. In September 2002, Mr. Gilbey joined Noble Capital in Florida, where he was responsible for raising investment capital for managed portfolios by developing network television financial infomercials and radio talk show news programming. In May 2003 he joined a market neutral hedge fund, Tide Water Capital, where he was responsible for the trading desk, raising capital and product review.

Since 2006 Mr. Gilbey has been an independent consultant assisting companies achieve their corporate goals. His activities have included: corporate structuring for public markets, establishing share structures for internal ownership and public equity, and general corporate development. He has worked with company boards, CEO's, legal departments, corporate investor relations and corporate marketing teams. Mr. Gilbey graduated from Thomas Bennett Community College, Crawley, England in 1986 and during 1991 attended Santa Monica Community College, Business Program.

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BRADLEY WILSON, Secretary and Director

Bradley Wilson is a Senior Partner at Rainman Capital, Toronto, Canada and Miami, Florida, who has earned a reputation as a leading consultant focusing on mergers, acquisitions, corporate finance, restructuring and valuation advisory services, particularly in the real estate industry.

Mr. Wilson has worked in the investment dealer and the commercial real estate fields for more than thirty years. During this time, he has successfully completed many mergers, structuring of public Offerings and raised capital for private and publicly traded companies, working with projects and syndications from $2,000,000 to $20,000,000. Bradley has previously been involved in the restructuring of two publicly traded shell companies, National Asset Recovery Corp. and Eye City.com, Inc., and is currently working on a number of projects and real estate developments. He is currently the President and a principal shareholder of Eye City.com, Inc. He is a graduate of Ryerson University in Toronto.

PETER BERKMAN, ESQ., Director

Peter Berkman, Esq. has been a Founder and a Director of the Company since its inception in November 2017. He is the founder and principal of Peter Berkman Attorney at Law PLLC, a Florida-licensed law firm, and Peter Berkman Properties, a licensed Real Estate Broker in Florida and South Carolina. He presently serves as a Director and General Counsel of the Company.

From 1981 to 1997, Mr. Berkman held ownership and management positions in the securities industry, initially from 1981 to 1988 as a Principal and Equity and Options Specialist with Berkman & Leff, a Member of the New York and American Stock Exchanges, and from 1988 to 1997 as Vice President, Compliance Officer and Options Principal for Empire State Securities. His duties included all aspects of regulatory compliance, Exchange trading, market-making, and branch office oversight. From 1993 to 2002, Mr. Berkman served as Chief Financial Officer for Carolina Performance, Inc., a Charleston, SC-based entertainment and hospitality company, where he was responsible for strategic and financial planning, contract negotiations, and the company’s acquisition and development program. Mr. Berkman received his Bachelor of Business Administration degree in Accounting and Finance from Emory University, where he was a Founding Member of the Beta Alpha Psi Financial Honor Society, and his Juris Doctor degree from the University of Miami.

Mr. Berkman is a Member of the Bar of the State of Florida, the United States District Courts for the Southern and Central Districts of Florida, and the United States Bankruptcy Court. He is also licensed as a Real Estate Broker in the States of Florida and South Carolina. His professional memberships include the Florida Bar Association, the American Bar Association, the National Association of Realtors, and the Florida Association of Realtors.

HOUMAN DANESH, MD, Director and Medical Consultant

Houman Danesh, MD, is a graduate of the University of California at Los Angeles, where he earned his Bachelor’s Degree in Psychobiology, and Georgetown University, where he obtained a Master’s degree in Physiology and Biophysics. He completed his medical School training at the Virginia Commonwealth University School of Medicine. Following a medical internship at Long Island College Hospital, Dr. Danesh completed his residency in Physical Medicine and Rehabilitation at Mount Sinai in New York, and additionally completed his Fellowship in Pain Medicine at Mount Sinai. Dr. Danesh is also certified in Medical Acupuncture. He has given grand rounds on the benefits of yoga for low back pain and is also actively involved in research of yoga, acupuncture, and pain management.

Dr. Danesh has a particular interest in combining the benefits of interventional pain management (including transforaminal epidural injections, facet blocks, spinal cord stimulator trials, kyphoplasty, and ablations) with acupuncture, guasha, yoga, cupping, and physical therapy. He has spearheaded the creation of the Division of Integrative Pain Management that he is directing within the Mount Sinai FPA Pain Management practice.

Dr. Danesh’s background and his approach to pain management provide an individualized integrative approach to helping patients in pain. Dr. Danesh’s background and his approach to pain management provide an individualized integrative approach to helping patients in pain. He is Certified in Physical Medicine and Rehabilitation by the American Board of Pain Management.

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Dr, Danesh’s professional publications include:
Battlefield acupuncture to treat low back pain in the emergency department.
Neuropathic Pain Syndromes in Neuroborreliosis
In Response to: Platelet-Rich Plasma Therapy and Antithrombotic Drugs.
Timing of Platelet Rich Plasma Injections During Antithrombotic Therapy.
Neuromodulation of the Cervical Dorsal Root Ganglion for Upper Extremity Complex Regional Pain Syndrome-Case Report.

Dr. Danesh was appointed as a Director and Medical Consultant on March 31, 2019.

ARTHUR FISHER, Director

Mr. Fisher was appointed to the Board of Directors on March 31, 2019. Mr. Fisher, age 72, has achieved substantial success and extensive experience in the foodservice industry, after graduating Northeastern University (BBA 1970).

He has served as Vice President for Contract Sales for The Same Tell Companies upon joining the company in 2005. During that period Mr. Fisher also held that position for a subsidiary, Paramount Restaurant Supply, upon its acquisition by The Sam Tell Companies.

Prior to Sam Tell Companies, Mr. Fisher was Vice President at H Weiss Company between 1997 and 2005, and CEO of CBR Foodservice Equipment between 1971 and 1996, both companies also operating in the foodservice equipment industry.

He has served as a board member of the Foodservice Equipment Distributors Association, a trade association in North America, with the mission of protecting the members legal and financial interests and to ensure it meets strategic goals for advocacy, service and education within the industry. Mr. Fisher is currently a member of several trade associations within the Food Service Industry, including The Society for Foodservice Management, the North American Association of Food Equipment Manufacturers, where he holds the designation of CFSP, and the National Society for Healthcare Foodservice Management.

As testament to his accomplishments, In 2017 Mr. Fisher was recognized by the AJC for exemplary leadership and commitment of giving back to the community.

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COMPENSATION OF DIRECTORS AND

EXECUTIVE OFFICERS

From inception in November, 2017 to the date of this Offering, the Company has paid no compensation to its officers or directors. The Company may hire additional officers in the future and pay them directly, and may choose to compensate its directors in the future.

Name	Capacity in which compensation was received	Cash Compensation($)	Other Compensation ($)		Total Compensation($)
Executive Officers
Ian Gilbey	President	$0	$14,200	(1)	$14,200
Bradley Wilson	Secretary	$0	$100	(1)	$100

Directors
Peter Berkman, Esq.	Director	$0	$250	(1)	$250
Houman Danesh, MD	Director	$0	$0		$0
Arthur Fisher	Director	$0	$0		$0

(1) Represents original stock issue at date of incorporation.

Broker Dealer Agreements

The Company currently does not have any broker dealer agreements.

Employment Agreements

The Company has not entered into any employment agreements with its executive officers or other employees to date. It may enter into employment agreements with them in the future.

Stock Incentive Plan

In the future, the Company may establish a management stock incentive plan pursuant to which stock options and awards may be authorized and granted to our directors, executive officers, employees and key employees or consultants. Details of such a plan, should one be established, have not been decided upon as of the date of this Offering. Stock options or a significant equity ownership position in the Company may be utilized by us in the future to attract one or more new key senior executives to manage and facilitate our growth.

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Board of Directors

Our board of directors currently consists of five directors:

Ian Gilbey
Peter Berkman, Esq. Bradley Wilson Houman Danesh, MD Arthur Fisher

Mr. Berkman, Dr. Danesh, and Mr. Fisher are considered to be “independent” as defined in Rule 4200 of FINRA’s listing standards. We may appoint additional independent director(s) to our board of directors in the future, particularly to serve on appropriate committees should they be established.

Committees of the Board of Directors

We have established an Audit Committee, consisting of Mr. Wilson, Mr. Berkman, and Dr. Danesh. In the future, we may a compensation committee, a nominating and governance committee and other committees to our Board of Directors but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the entire Board of Directors.

Director Compensation

We currently have established an annual stipend of $20,000 effective September 1, 2019 for our non-employee independent Directors; Mr. Berkman, Dr. Danesh, and Mr. Fisher payable on a quarterly basis, as well as reimbursing them for Company-related travel and Board-related expenses.

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Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company. The Bylaws state that the Company shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the corporation), by reason of his or her acting as a director or officer of the corporation (or a director or officer serving at the request of the corporation in any other capacity for or on behalf of the corporation) against any expenses (including attorneys’ fees, judgments, fines, ERISA or other excise taxes, penalties and amounts paid in settlement) actually and reasonably incurred by such director or officer in respect thereof; provided, however, that, the corporation shall not be obligated to indemnify any such director or officer with respect to proceedings, claims or actions initiated or brought voluntarily by such director and not by way of defense. Expenses that may be subject to indemnification hereunder shall be paid in advance of the final disposition of the action, suit or proceeding to the full extent permitted by Nevada law subject to the corporation’s receipt of any undertaking required thereby. The provisions of this article of the Company’s Bylaws shall be deemed to constitute a contract between the Company and each director or officer who serves in such capacity at any time while this article and the relevant provisions of Nevada law are in effect, and each such director or officer shall be deemed to be serving as such in reliance on the provisions of this article of the Company’s Bylaws, and any repeal of any such provisions or of such article of the Company’s Bylaws shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. If a claim under this article of the Company’s Bylaws is not paid in full within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant also shall be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been provided to the corporation) that the claimant has not met the standards of conduct that make it permissible under Nevada law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because the claimant has met the applicable standard of conduct set forth in the Nevada law, nor an actual determination by the corporation that the claimant has not met such standard of conduct shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

The rights of indemnification and advancement provided by this article of the Company’s Bylaws are not exclusive of any other right to indemnification or advancement provided by law, agreement or otherwise, and shall apply to actions, suits or proceedings commenced after the date hereof, whether or not arising from acts or omissions occurring before or after the adoption hereof, and shall continue as to a person who has ceased to be a director or officer of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Officers, Directors, and controlling purposes by our Certificate of Incorporation, our By-Laws and the laws of the State of Nevada, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification. For additional information on indemnification and limitations on liability of our directors and officers, please review the Company’s Bylaws, which are an Exhibit to this Offering Circular.

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN SECURITY HOLDERS

Beneficial ownership is determined according to the rules of the SEC, and generally means that person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes options that are currently exercisable or exercisable within 60 days. Each director or officer, as the case may be, has furnished us with information with respect to beneficial ownership. Except as otherwise indicated, we believe that the beneficial owners of common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares, except where community property laws may apply. Except as otherwise noted below, the address for each person or entity listed in the table is c/o Beyond Wellness International, Inc., 303 East 4th Street, Los Angeles, CA 90013

The following table sets forth information regarding beneficial ownership of our Common Stock by any of our directors or executive officers, our Directors and Officers as a group, and holders of 5% or more of our Common Stock as of January 31, 2020:

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CAPITALIZATION TABLE ILLUSTRATING OFFICERS, DIRECTORS, AND 5% HOLDERS

SHARES OF COMMON STOCK OUTSTANDING AS OF JANUARY 31, 2020

	Common Stock Prior		Common Stock After
	To The Offering (4)%		The Offering(5)%
Director and Officer
Ian Gilbey (1)	10,088,000	42%	10,088,000	39%
Peter Berkman, Esq, (2) (3)	1,037,500	4%	1,037,500	4%
Houman Danesh, MD (2)	75,000	<1%	75,000	<1%
Arthur Fisher (2)	75,000	<1%	75,000	<1%
Bradley Wilson (1)	100,000	<1%	100,000	<1%

Directors & Officers as a Group	11,375,500	48%	11,375,000	48%

5% or Greater Shareholders
Zeppoli Holdings Trust LLC	4,323,000	18%	4,323,000	17%
18865 State Road 54,#110
Lutz, FL 33558
___________
(1)	Officer and Director
(2)	Director
(3)	Includes 412,500 Shares owned by Waterford Group LLC, in which Mr. Berkman has a 41.25% beneficial interest.
(4)	Based on 23,589,000 Shares outstanding on January 31, 2020
(5)	Based on the maximum sale of 2,000,000 Shares in this Offering

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SECURITIES BEING OFFERED

This Offering (the “Offering”) consists of 20,000 Units (the “Units” or individually, each a “Unit”) that are being offered on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. Each Unit consists of one hundred (100) Shares of Common Stock (the “Shares”) and one hundred (100) Class “B” Common Stock Purchase Warrants (the “Class B Warrants”). The Units are being sold directly by Beyond Wellness International, Inc., a Nevada Corporation (“BWI” or the “Company”). There are 20,000 Units being offered at a price of $300.00 per Unit with a minimum purchase of One (1) Unit per investor. The Units are being offered on a best efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company. The maximum aggregate amount of the Units offered is $6,000,000.00 (the “Maximum Offering”). There is no minimum number of Units that needs to be sold in order for funds to be released to the Company and for this Offering to close. The Shares of Common Stock, when issued, will be fully paid and non-assessable.

There are no other classes of stock in the Company as of the date of this Offering. The Company does not expect to create any additional classes of stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its Common Stock if it chooses to do so.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to the rights of holders of additional classes of securities, if any), in the discretion of the Company’s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company’s Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

There is no minimum number of Units that needs to be sold in order for funds to be released to the Company and for this Offering to close. The Company anticipates numerous closings to take place during the Offering.

The minimum subscription that will be accepted from an investor is Three Hundred Dollars ($300.00) (the "Minimum Subscription"). A subscription for Three Hundred Dollars ($300.00) or more in the Units may be made only by tendering to the Company’s Escrow Agent the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire or ACH (or other payment methods the Company may later add). The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the expiration date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company's acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

DESCRIPTION OF CAPITAL STOCK

The following summary is a description of the material terms of our capital stock and is not complete. You should also refer to the Beyond Wellness International, Inc. articles of incorporation and bylaws, which are included as exhibits to the offering statement of which this offering circular forms a part, and the applicable provisions of the Nevada Revised Statutes.

Our amended and restated articles of incorporation to be in effect prior to the completion of this offering will authorize us to issue up to 70,000,000 shares of common stock. Our outstanding $300,000 12% unsecured promissory note will mature on March 4, 2020, and may at the option of the Holder, be converted into 300,000 Shares of Common Stock.

Our outstanding $100,000 12% unsecured promissory note will mature on March 31, 2020, and may at the option of the Holder, be converted into 100,000 Shares of Common Stock. Without giving effect to the conversion of these Notes contemporaneously with the closing of this offering, we will have 25,589,000 shares of common stock outstanding if the maximum number of shares are sold after the closing of this offering.

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Common Stock

Shares of our common stock have the following rights, preferences and privileges:

Voting
Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the voting power present in person or represented by proxy, except in the case of any election of directors, which will be decided by a plurality of votes cast. There is no cumulative voting.

Dividends
Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for payment, subject to the rights of holders, if any, of any class of stock having preference over the common stock. Any decision to pay dividends on our common stock will be at the discretion of our board of directors. Our board of directors may or may not determine to declare dividends in the future. See “Dividend Policy.” The board’s determination to issue dividends will depend upon our profitability and financial condition any contractual restrictions, restrictions imposed by applicable law and the SEC, and other factors that our board of directors deems relevant.

Liquidation Rights
In the event of a voluntary or involuntary liquidation, dissolution or winding up of the company, the holders of our common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full, or provided for payment of, all of our debts and after the holders of all outstanding series of any class of stock have preference over the common stock, if any, have received their liquidation preferences in full.

Other
Our issued and outstanding shares of common stock are fully paid and nonassessable. Holders of shares of our common stock are not entitled to preemptive rights. Shares of our common stock are not convertible into shares of any other class of capital stock, nor are they subject to any redemption or sinking fund provisions.

Convertible Notes

On May 4, 2018, the Company issued a six-month $300,000 Convertible Note to an unrelated third-party, which Note was extended on November 4, 2018 for an additional nine months at an interest rate of 12%, and which may, at the option of the holder, be converted into a maximum of 300,000 Shares of Common Stock of the Company at an exercise price of $1.00 per Share, at any time prior to the Maturity Date. This Note currently has a Maturity Date of March 4, 2020.

On March 31, 2019, the Company issued a $100,000 Convertible Note to Arthur Fisher, a Director of the Company. The Note has a maturity date of March 31, 2020, bears interest at the rate of 12% per annum, and may at the Holder’s option be converted into Shares of Common Stock of the Company at an exercise price of $1.00 per Share.

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SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our common stock in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.  We are unable to estimate the number of shares of common stock that may be sold in the future.

Upon the completion of this offering, we will have 25,589,000 outstanding shares of common stock if we complete the maximum offering hereunder. All of the shares sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by one of our affiliates as that term is defined in Rule 144 under the Securities Act, which generally includes directors, officers or 5% stockholders.

Rule 144

Shares of our common stock held by any of our affiliates, as that term is defined in Rule 144 of the Securities Act, may be resold only pursuant to further registration under the Securities Act or in transactions that are exempt from registration under the Securities Act. In general, under Rule 144 as currently in effect, any of our affiliates would be entitled to sell, without further registration, within any three-month period a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which will equal about shares if fully subscribed; or
•	the average weekly trading volume of the unrestricted common stock during the four calendar weeks preceding the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates will also be subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

INVESTOR ELIGIBILITY STANDARDS

The Shares will be sold only to a person who is NOT an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of Shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the Shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Transferees of Shares will be required to meet the above suitability standards.

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DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the Offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the Offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

RELATED PARTY TRANSACTIONS

From the period of our inception (November 17, 2017) through December 31, 2019, the Company had the following related-party transactions:

On November 17, 2017, the Company issued 19,650,000 shares to our officers and founders in exchange for organizational and management services, in lieu of cash compensation valued at $19,650.

In September 2018, the Company acquired from Zeppoli Holdings Trust, LLC certain intellectual property including the tradename “Dr. Tom’s”, the URL and website www.drtomscbd.com, and all products marketed under the “Dr. Tom’s” tradename and style. The acquisition cost was $500,000 in cash and 2,450,000 shares of Common Stock. Zeppoli Holdings Trust LLC is also a founder and a principal shareholder of the Company. Peter Berkman, Esq., a Director and Shareholder of the Company, acts as Manager of this LLC but does not have a beneficial interest.

On September 30, 2018, the Company converted $88,000 of Shareholder Loans due to Ian Gilbey, President of the Company, which represented lease payments made by Mr. Gilbey on behalf of the Company. The Shareholder Loan was converted into 88,000 Shares of Common Stock (at a price of $1.00 per Share), leaving a balance of $0 due to Mr. Gilbey at September 30, 2018.

On September 30, 2018, the Company converted $18,000 of Shareholder Loans due to Zeppoli Holdings Trust, LLC, a shareholder of the Company, which represented interest payments made by the shareholder on behalf of the interest due to a third-party creditor of the Company at a rate of $4500 per month commencing May 4, 2018. The Shareholder Loan was converted into 18,000 Shares of Common Stock (at a price of $1.00 per Share), leaving a balance of $0 due to Zeppoli Holdings Trust LLC at September 30, 2018.

On November 4, 2018, the Company issued 100,000 shares of Common Stock to two shareholders in exchange for financial advisory services, including 50,000 Shares issued to Peter Berkman, a Director and General Counsel of the Company.

On March 31, 2019, the Company issued a $100,000 Convertible Note to Arthur Fisher, a Director of the Company. The Note has a maturity date of March 31, 2020, bears interest at the rate of 12% per annum, and may at the Holder’s option be converted into Shares of Common Stock of the Company at an exercise price of $1.00 per Share.

EXPERTS

Our financial statements for the period November 17, 2017 (inception) to March 31,2018 and for the Year Ended March 31, 2019, included in this Offering Circular, have been audited by MaughanSullivan, CPA, as set forth in their Report. MaughanSullivan LLC is registered with the Public Company Accounting Oversight Board (PCAOB) as an independent registered public accounting firm.

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TRANSFER AGENT

Our Transfer Agent is ClearTrust LLC, 16540 Pointe Village Drive, Suite 205, Lutz. FL. ClearTrust is registered with the U.S. Securities and Exchange Commission.

LEGAL MATTERS

We are not a party to any pending or threatened legal proceedings or disputes, and we do not anticipate the institution of any legal proceedings. The Law Offices of Peter Berkman, Attorney at Law PLLC has acted as our legal counsel in providing a legal opinion for this filing. Mr. Berkman is a Director and shareholder of the Company.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Offering Circular as having prepared or certified any part of this Offering Circular, or having given any opinion with respect to the validity of the securities offered herein or upon other legal matters in connection with this Offering, was employed on a contingency basis or had, or is to receive, in connection with this Offering, a substantial interest, direct or indirect, in the Company, or otherwise is or has been at any time connected to the Company as a promoter, Officer, Director, or employee, except that Peter Berkman was an initial Officer and Director of the Company at the time of its incorporation in November, 2017 until his resignation as Secretary in February, 2018. Mr. Berkman remains as a Director of the Company. The Law Offices of Peter Berkman PLLC has received 500,000 Shares of Common Stock as partial consideration for his legal services. In addition, Waterford Group LLC, of which Mr. Berkman is a beneficial owner, has received 1,000,000 Shares of Common Stock and 1,000,000 Class A Warrants as consideration for corporate consulting services.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no disagreements regarding accounting and financial disclosure matters with our independent certified public accountants.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of their position, if they acted in good faith and in a manner they reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which they are to be indemnified, we must indemnify them against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

U.S Securities and Exchange Opinion on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Officers, Directors, and controlling purposes by our Certificate of Incorporation, our By-Laws and the laws of the State of Nevada, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

REPORTS

Concurrently with the filing of this Offering Circular, we will be filing a Form 8-A pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), which upon qualification of this Offering Circular by the U.S. Securities and Exchange Commission will make us subject to all of the fully-reporting requirements of the Exchange Act. In accordance with such requirements, we will furnish the following reports, statements, and tax information to each stockholder:

Reporting Requirements under the Exchange Act. We will be required to file: (i) an annual report with the SEC on Form 10-K; (ii) a quarterly report with the SEC on Form 10-Q; (iii) current reports with the SEC on Form 8-K; and Proxy Statements or Information Statements as necessary. The necessity to file current reports will be triggered by certain corporate events as required by the Exchange Act.

Annual Reports. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending March 31, our board of directors will cause to be mailed or made available, by any reasonable means, to each Stockholder as of a date selected by the board of directors, an annual report containing financial statements of the Company for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the board of directors. The board of directors shall be deemed to have made a report available to each Stockholder as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system or (ii) made such report available on any website maintained by the Company and available for viewing by the stockholders.

39

AVAILABLE INFORMATION

We have filed with the U.S. Securities and Exchange Commission (“SEC”) a Tier II Offering Circular pursuant to Regulation “A” promulgated under the Securities Act of 1933, as amended, and concurrently have filed a Registration Statement on Form 8-A pursuant to the Exchange Act of 1934, with respect to the shares to be sold in this Offering. This Offering Circular does not contain all of the information contained in the Form 1-A as some portions have been omitted in accordance with the rules and regulations of the SEC. For further information concerning our Company and our shares of Common Stock in this Offering Circular, reference is made to the Form 1-A and the Exhibits filed therewith.

Upon the completion of this Offering, we will be subject to the information and proxy reporting requirements of the Exchange Act, and we will file reports, proxy statements and other information with the SEC pursuant to the Securities Act. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC- 0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding Issuers that file electronically with the SEC on the EDGAR system. The address of that site is www.sec.gov.

40

Beyond Wellness International, Inc.
March 31, 2019

41

maughan
sullivan
llc
A CERTIFIED PUBLIC ACCOUNTING FIRM
PCAOB REGISTERED
www.maughansullivanllc.com

REPORT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of Beyond Wellness International, Inc.:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Beyond Wellness International, Inc. (the "Company") as of March 31, 2019 and 2018, the related statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended March 31, 2019, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the two-year period ended March 31, 2019, in conformity with U.S. generally accepted accounting principles.

Going Concern

The accompanying financials have been prepared assuming the Company will continue as a going concern. As of March 31, 2019, the Company had accumulated losses of approximately $43,687, has limited operations, and may experiences losses in the near term. These factors and the need for additional financing in order for the Company to meet its business plan, raise substantial doubt about its ability to continue as a going concern. Management's plan to continue as a going concern is also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaughanSullivan LLC

We have served as the Company’s auditor since 2020.

Manchester, VT
March 4, 2020

114 Cemetery Ave. Manchester, VT 05254 802.768.8521 linda@maughansullivanllc.com	2732 E Water Vista Way Sandy, UT 84093 801-910.4221 heber@maughansullivanllc.com	701 Brickell Ave., Ste. 1550 Miami, FL 33131 305.728.5183 t 305.728.5288 f	48 Wall Street, 11th Floor New York, NY 10005 305.728.5183 t 305.728.5288 f

42

Beyond Wellness International, Inc.
Balance Sheets

	For the Year Ended	From November 11, 2017(inception) to
	March 31,	March 31,
ASSETS	2019	2018
Current assets
Cash	$21,692	$8,807
Inventory	46,164	51
Prepaid expenses	7,004	-
Total current assets	74,860	8,858

Property and equipment, net	101,168	-

Intangible assets and intellectual property, net	492,569	21,736

Other assets	37,142	-

TOTAL ASSETS	$705,739	$30,594

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$29,149	$-
Note Payable	300,000	-
Loan from shareholder	99,298	100
Total liabilities	428,447	100

Commitments and Contingencies

Stockholders' deficit:
Common stock, par value $0.001 per share, 70,000,000 shares authorized, 23,449,000 and 19,650,000 shares issued and
outstanding as of March 31, 2019 and 2018, respectively	2,220	1,965
Common stock to be issued	21,736	21,736
Additional paid-in capital	743,780	(1,965)
(Accumulated deficit) retained earnings	(490,444)	8,759
Total stockholders' equity	277,292	30,495
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$705,739	$30,594

See accompanying notes to financial statements.

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Beyond Wellness International, Inc
Statement of Operations

	For the Year Ended	From November 17, 2017 (inception) to
	March 31,	March 31,
	2019	2018

Revenues
Sales	$168,591	$13,885
Sales of Product income	299,210	-
Total revenue	467,801	13,885

Cost of Goods Sold
Materials - product for resale	465,504	4,949
Shipping and freight	6,905	-
Total cost of goods sold	472,408	4,949

Gross profit	(4,608)	8,936

Expenses
General and administrative	444,865	177
Total operating expenses	444,865	177
(Loss) income from operations	(449,473)	8,759

Other expenses
Interest expense	(49,730)	-
Total other expense	(49,730)	-

Net income (loss) before income taxes	(499,203)	8,759
Provision for income taxes	-	-

Net income (loss)	$(499,203)	$8,759

Net (loss) earnings per share	$(0.02)	$0.00

Weighted average common shares outstanding -
Basic and diluted	20,378,380	19,650,000

See accompanying notes to financial statements.

44

Beyond Wellness International, Inc.
Statement of Changes in Stockholders’ Deficit
For the year ended March 31, 2019
From November 17, 2017 (inception) to March 31, 2018

			Additional			Total
	Common Stock		Paid-in	Accumulated	Stock to	Stockholders’
	Shares	Amount	Capital	Deficit	be issued	Deficit

Balance at inception November 17, 2017	-	$-	$-	$-	$-	$-
Common stock issued at inception	19,650,000	$1,965	$(1,965)			-
Common stock issued for intangible asset of shareholder					$21,736	21,736
Net income				8,759		8,759
Balance at December 31, 2018	19,650,000	$1,965	$(1,965)	$8,759	$21,736	$30,495
						-
Common stock subscriptions	640,000	$64	$639,936			640,000
Common stock issued with conversion of notes	106,000	$11	$105,989			106,000
Commons stock issued for purchase of IP	1,450,000	$145	$(145)			-
Common stock issued for consulting	115,000	$12	$(12)			-
Common stock issued for director fees	225,000	$23	$(23)			-
Net Loss				$(499,203)		(499,203)
						-
Balance at December 31, 2018	22,186,000	$2,220	$743,780	$(490,444)	$21,736	$277,292

See accompanying notes to the financial statements.

45

Beyond Wellness International, Inc.
Statements of Cash Flow

	For the year ended	From November 17, 2017 (inception) to
	March 31,	March 31,
	2019	2018

Cash flows from operating activities
Net loss	$(499,203)	$8,759
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	38,667	-
Stock issued for note conversion	106,000	-
Prepaid expenses	(7,004)	-
Inventory	(46,113)	(51)
Deposit	(37,142)
	-	-
Accounts payable and accrued expenses	29,150	(1)
Notes payable to shareholders	99,198	100

Net cash used in operating activities	(316,447)	8,807

Cash flows from investing activities
Purchase of Fixed Asset	(110,668)	-
Purchase of IP	(500,000)	-
Net cash used in investing activities	(610,668)	-

Cash flows from financing activities
Proceeds from issuance of stock	640,000	-
Proceeds from notes payable	300,000	-
	-	-
Net cash provided by financing activities	940,000	-

Net (decrease) increase in cash	12,885	8,807
Cash at the beginning of the year	8,807	-
Cash at the end of the year $	$21,692	$8,807

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Non-cash investing and financing transactions:
Conversion of convertible notes payable to common stock	$106,000	$-
Shareholder contribution of intangible asset	$-	$21,736

See accompanying notes to consolidated financial statements.

46

BEYOND WELLNESS INTERNATIONAL, INC.
March 31, 2019

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION

BEYOND WELLNESS INTERNATIONAL, INC. (the “Company”) was incorporated under the laws of the State of Nevada on November 17, 2017. The company began business operations in May 2018. The Company’s business model involves the manufacturing, packaging, marketing, promotion and distribution of products for the health and wellness, nutraceutical and legal hemp derived CBD markets.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Fiscal Year

The Company has elected a fiscal year ending on March 31.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Inventories

Inventories are stated at the lower of cost or net realizable value. Cost is determined using a standard costing system which approximates the first-in, first-out method. The components of inventory cost include finished product and raw materials. Net realizable value is determined using various assumptions with regard to excess or slow-moving inventories, non-conforming inventories and change in market conditions. A change in these variables could result in an adjustment to inventory.

Property and equipment

Property and equipment are recorded at cost. Maintenance, repairs, and renewals, which neither materially add to the value of the property nor appreciably prolong its life, are charged to expense as incurred. Depreciation is provided in amounts sufficient to relate the cost of depreciable assets to operations over the estimated useful lives of the related assets. The straight-line method of depreciation and amortization is followed for financial statement purposes. Leasehold improvements are amortized over the shorter of the life of the respective lease or the useful life of the improvements. Property and equipment are reviewed for impairment whenever events or changes in circumstances exist that indicate the carrying amount of an asset may not be recoverable. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period.

Intangible assets

Intangible assets represent amortized intangible assets acquired in connection with the Company’s purchase of the tradenames, URL and website ‘www.drtomscbd.com and the formulas of the entire product line sold under the “Dr. Tom’s” label.

The intangible assets are amortized using a straight-line method consistent with the expected future cash flows related to the intangible asset. Amortized intangible assets are reviewed for impairment whenever events or changes in circumstances exist that indicate the carrying amount of an asset may not be recoverable. When indicators of impairment exist, an estimate of undiscounted net cash flows is used in measuring whether the carrying amount of the asset or related asset group is recoverable.

Measurement of the amount of impairment, if any, is based upon the difference between the asset or asset group's carrying value and fair value. Fair value is determined through various valuation techniques, including market and income approaches as considered necessary.

47

Revenue Recognition

The Company will recognize revenue in accordance with the guidance in ASC 606,
Revenue from Contracts with Customers.
Revenue is recognized when, or as, control of a promised product or service transfers to a customer, in an amount that reflects the consideration to which the Company expects to be entitled in exchange for transferring those products or services. Revenue excludes taxes that have been assessed by governmental authorities and that are directly imposed on revenue-producing transactions between the Company and its customers, including sales, use, value-added, and some excise taxes. Revenue recognition is evaluated through the following five-step process:

1)	identification of the contract with a customer;
2)	identification of the performance obligations in the contract;
3)	determination of the transaction price;
4)	allocation of the transaction price to the performance obligations in the contract; and
5)	recognition of revenue when or as a performance obligation is satisfied. Revenue is recognized when each performance obligation is satisfied by the entity. An estimate of the variable consideration or performance obligations that an entity ultimately expects to be entitled to is included in the transaction price, and revenue is recognized upon satisfaction of the related performance obligation(s). An implicit or explicit significant financing component is taken into consideration. IP licenses must be analyzed. Each contract with customers must be analyzed for multiple elements if any element must stand alone.

Shipping and handling costs

The Company’s shipping and handling costs are included in the costs of sales for all periods presented.

Income Taxes

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company had no material adjustments to its liabilities for unrecognized income tax benefits.

Fair value measurements

Fair value is defined as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants. A fair value hierarchy has been established for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally observable inputs and not corroborated by market data.

The Company does not have any assets or liabilities measured at fair value on a recurring or a nonrecurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at March 31, 2019.

Fair value of financial instruments

At March 31, 2018 and 2019, the Company’s financial instruments include cash equivalents and accounts payable. The recorded values of cash equivalents and accounts payable approximate their fair values based on their short-term nature.

Net Loss Per Common Share

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of March 31, 2019.

Reclassification

Certain prior period amounts may have been reclassified to conform to current period presentation.

Recent accounting pronouncements

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2014-09, "Revenue from Contracts with Customers (Topic 606)." Also referred to as ASC 606, this update replaces existing revenue recognition guidance with a single comprehensive revenue model for entities to use in accounting for revenue arising from contracts with customers. ASC 606 includes a five-step process by which entities recognize revenue to depict the transfer of goods or services to customers in amounts that reflect the consideration to which an entity expects to be entitled in exchange for those goods or services. This standard also requires enhanced disclosures to enable users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.

In February 2016, the FASB issued ASU No. 2016-02, "Leases (Topic 842)." ASU 2016-02 is intended to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. Additionally, the ASU will require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases, including qualitative and quantitative requirements.

48

In August 2018, the FASB issued ASU 2018-15, "Intangibles—Goodwill and Other Internal-Use Software (Subtopic 350-40): Customer's Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract." ASU 2018-15 aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software. The capitalized implementation costs of a hosting arrangement that is a service contract will be expensed over the term of the hosting arrangement. For public business entities, the amendments in this ASU are effective for annual and interim periods beginning after December 15, 2019. Early adoption is permitted, including adoption in any interim period. The amendments can be applied either retrospectively or prospectively to all implementation costs incurred after the adoption date. The Company does not expect the adoption of ASU 2018-15 will have a material impact on its consolidated financial statements.

No other new accounting pronouncement issued or effective during the fiscal year had, or is expected to have, a material impact on our consolidated financial statements.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. At March 31, 2019 the Company had a net loss of ($499,203). These factors, among others, indicate that the Company's continuation as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

The Company intends to seek additional revenue by increasing their national marketing and capacity for producing and selling their nutraceutical and legal hemp derived CBD health and wellness products. The Company also intends to raise capital in the market using techniques consistent with Regulation A. No assurances can be given as to the likely success of these efforts.

NOTE 4 – STOCKHOLDERS’ EQUITY

The Company’s certificate of incorporation authorizes the issuance of 70,000,000 shares of Common Stock, $.0001 par value.

Common Stock

The holders of the Company’s common stock:

•	Have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•	Are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	Do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•	Are entitled to one noncumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

On November 17, 2017, the Company issued 19,650,000 shares to our officers and founders in exchange for organizational and management services, in lieu of cash compensation valued at $19,650.

In September 2018, the Company acquired from Zeppoli Holdings Trust LLC certain intellectual property including the tradename “Dr. Tom’s” and its related product lines marketed under the “Dr. Tom’s” tradename and style. The acquisition cost was $500,000 in cash and 2,450,000 shares of Common Stock.

The Manager and minority owner of Zeppoli Holdings Trust LLC is also a Director and shareholder of the Company.

On September 30, 2018, the Company converted $88,000 of Shareholder Loans due to Ian Gilbey, President of the Company, which represented lease payments made by Mr. Gilbey on behalf of the Company. The loan was converted into 88,000 Shares of Common Stock (at a price of $1.00 per Share), leaving a balance of $0 due to Mr. Gilbey at March 31, 2019.

On September 30, 2018, the Company converted $18,000 of Shareholder Loans due to Zeppoli Holdings Trust, LLC, a shareholder of the Company, which represented interest payments made by the shareholder on behalf of the interest due to a third party creditor of the Company at a rate of $4500 per month commencing May 4, 2018. The loan was converted into 18,000 Shares of Common Stock (at a price of $1.00 per Share), leaving a balance of $0 due to this shareholder at March 31, 2019.

NOTE 5
–
CONVERTIBLE NOTE

The Company has authorized the issuance of up to $500,000 of Convertible Notes which may, at the option of their holders, be converted into a maximum of 500,000 Shares of Common Stock of the Company at an exercise price of $1.00 per Share, at any time prior to the Maturity Date. On May 4, 2018, the Company issued a six-month $300,000 Convertible Note to an unrelated third party, which Note was extended on November 4, 2019 for an additional four months, with an interest rate of 12% per annum. This Note currently has a Maturity Date of March 4, 2020.

On March 31, 2019, the Company issued a $100,000 Convertible Note to Arthur Fisher, a Director of the Company. The Note has a maturity date of March 31, 2020, bears interest at the rate of 12% per annum, and may at the Holder’s option be converted into Shares of Common Stock of the Company at an exercise price of $1.00 per Share.

49

NOTE 6
–
FACILITIES INVESTMENT

The Company leases a warehouse and has incurred $69,298 in capital expenditures in this facility, which is reflected in Construction in Progress on the Balance Sheet.

NOTE 7 – INCOME TAXES

At March 31, 2019 the Company has a net tax loss carryforward of $499,203 that expires in 2034. It has established a valuation allowance against the potential benefit related to this carryforward because of the uncertainty surrounding the realization of such benefit.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon future generation for taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all the information available, Management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance.

The Company evaluated the provisions of ASC 740 related to the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. ASC 740 prescribes a comprehensive model for how a company should recognize, present, and disclose uncertain positions that the Company has taken or expects to take in its tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. Differences between tax positions taken or expected to be taken in a tax return and the net benefit recognized and measured pursuant to the interpretation are referred to as “unrecognized benefits.” A liability is recognized (or amount of net operating loss carry forward or amount of tax refundable is reduced) for unrecognized tax benefit because it represents an enterprise’s potential future obligation to the taxing authority for a tax position that was not recognized as a result of applying the provisions of ASC 740.

If applicable, interest costs related to the unrecognized tax benefits are required to be calculated and would be classified as “Other expenses – Interest expense” in the statement of operations. Penalties would be recognized as a component of “General and administrative.”

No material interest or penalties on unpaid tax were recorded during the year ended March 31, 2019. At March 31, 2019 no liability for unrecognized tax benefits was required to be reported. The Company does not expect any significant changes in its unrecognized tax benefits in the next year.

Components of deferred tax assets are as follows:

	March 31, 2019	March 31, 2018
Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	$102,993	$-
Less valuation allowance	(102,993)	-
Deferred tax assets, net of valuation allowance	$-	$-

Income Tax Provision in the Consolidated Statements of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

	For the Year Ended March 31, 2018	November 17, 2017 (inception) to March 31, 2018

Federal statutory income tax rate	21.0%	21.0%

Change in valuation allowance on net operating loss carry-forwards	(21.0%)	(21.0%)

Effective income tax rate	0.0%	0.0%

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NOTE 8 – COMMITMENTS AND CONTINGENCIES

The Company is obligated to pay $2,250 per month under an operating lease agreement for office space. The lease term is 1 year. Rent expense for the period ended March 31, 2019 was $7,875 including amounts paid by the Company’s President. At March 31, 2019, minimum future rental commitments are approximately $169,920.

NOTE 9 – RELATED PARTY TRANSACTIONS

From the period of inception (November 17, 2017) through September 30, 2018, the Company had the following related party transactions:

On November 17, 2017, the Company issued 19,650,000 shares to its officers and founders in exchange for organizational and management services, in lieu of cash compensation valued at $19,650.

In September 2018, the Company acquired from Zeppoli Holdings Trust, LLC certain intellectual property including the tradename “Dr. Tom’s”, the URL and website www.drtomscbd.com, and all products marketed under the “Dr. Tom’s” tradename and style. The acquisition cost was $500,000 and 2,450,000 shares of Common Stock. Peter Berkman, Esq., a Director of the Company, is a principal of Zeppoli Holdings Trust LLC, and is also a founder and a shareholder of the Company.

On September 30, 2018, the Company converted $88,000 of Shareholder Loans due to Ian Gilbey, President of the Company, which represented lease payments made by Mr. Gilbey on behalf of the Company. The Shareholder Loan was converted into 88,000 Shares of Common Stock (at a price of $1.00 per Share), leaving a balance of $0 due to Mr. Gilbey at March 31, 2019.

On September 30, 2018, the Company converted $18,000 of Shareholder Loans due to Zeppoli Holdings Trust, LLC, a shareholder of the Company, which represented interest payments made by the shareholder on ehalf of the interest due to a third party creditor of the Company at a rate of $4500 per month commencing May 4, 2018. The Shareholder Loan was converted into 18,000 Shares of Common Stock (at a price of $1.00 per Share), leaving a balance of $0 due to Zeppoli Holdings Trust LLC at March 31, 2019.

On November 4, 2018, the Company issued 100,000 shares of Common Stock to two shareholders in exchange for financial advisory services, including 50,000 Shares issued to Peter Berkman, a Director and General Counsel of the Company.

On March 31, 2019, the Company issued a $100,000 Convertible Note to Arthur Fisher, a Director of the Company. The Note has a maturity date of March 31, 2020, bears interest at the rate of 12% per annum, and may at the Holder’s option be converted into Shares of Common Stock of the Company at an exercise price of $1.00 per Share.

NOTE 10
–
SUBSEQUENT EVENTS

Subsequent events have been evaluated through March 5, 2020, the date these financial statements were available to be released, and noted no other events requiring disclosure.

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PART III - EXHIBITS

ITEM 16. INDEX TO EXHIBITS

Exhibit #

2.1	Articles of Incorporation

2.2	Beyond Wellness International, Inc. By-Laws

3.1	Form of Class “B” Common Stock Purchase Warrant [$4.00 Exercise Price]

4.1	Form of Subscription Agreement

6.2	Form of Convertible Term Note

6.3	Asset Purchase Bill of Sale

6.4	Certificate of Trademark Registration

6.5	Consulting Agreement with Waterford Group, LLC

6.6	Consulting Agreement with Walter Spiegel

11.1	Consent of MaughanSullivan, CPA

12.1	Opinion of Peter Berkman, Esq.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this draft offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 5, 2020.

BEYOND WELLNESS INTERNATIONAL, INC.

By:	/s/ IAN E. GILBEY
Name:	Ian E. Gilbey
Title:	Chief Executive Officer

Name and Signature	Title	Date

/s/ Ian E. Gilbey	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	March 5, 2020

/s/ Bradley Wilson	Secretary and Chief Financial Officer and Director (Principal Financial and Accounting Officer)	March 5, 2020

53